                                                                   EXHIBIT 10.35



                               OFFICE SPACE LEASE


                                     between


                               STARWOOD/SVP L.L.C.
                                    LANDLORD


                                       and


                            COMPUTING RESOURCES INC.
                                     TENANT



                             DATED AS OF MAY 5, 1999

                                TABLE OF CONTENTS

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ARTICLE 1.     PREMISES.................................................................3

ARTICLE 11.    TERM.....................................................................3
               2.1 Commencement Date....................................................3
               2.2 Measurement of Lease Term and Expiration Date........................3
               2.3 Estimated Commencement Date..........................................3
               2.4 Beneficial Occupancy Date............................................4
               2.5 Fixturization Period.................................................4
               2.6 Extension Option.....................................................4

ARTICLE III.   TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES...........................5

ARTICLE IV.    RENT.....................................................................5
               4.1 Basic Rent...........................................................5
               4.2 Extension Term Rent..................................................5
               4.3 Late Charges.........................................................6

ARTICLE V.     ADDITIONAL RENT..........................................................6
               5.1 Obligations to Pay Additional Rent...................................6
               5.2 Estimated Operating Expenses.........................................7
               5.3 Annual Statement.....................................................7
               5.4 Operating Expenses...................................................8
               5.5 Definition of Rent..................................................10

ARTICLE VI.    SECURITY DEPOSIT........................................................10

ARTICLE VII.   USE.....................................................................11
               7.1 Use in General......................................................11
               7.2 Hazardous Material..................................................11

ARTICLE VIII.  TAXES ON TENANT'S PROPERTY..............................................13
               8.1 Payment By Tenant...................................................13
               8.2 Excess Taxes on Tenant Improvements.................................13

ARTICLE IX.    CONDITION OF PREMISES...................................................13
               9.1 Tenant's Obligations to Maintain....................................13
               9.2 Condition Upon Surrender............................................14

ARTICLE X.     MAINTENANCE AND REPAIRS BY LANDLORD.....................................15

ARTICLE XI.    ALTERATIONS.............................................................15

ARTICLE XII.   LIENS...................................................................16

ARTICLE XIII.  ENTRY BY LANDLORD.......................................................16

ARTICLE XIV.   UTILITIES AND SERVICES; COMPUTER ROOM SUPPORT EQUIPMENT.................17
               14.1 Utilities and Services.............................................17
               14.2 Computer Room Support Equipment and Generator......................17
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                                       i

                                TABLE OF CONTENTS

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ARTICLE XV.     BANKRUPTCY............................................................18

ARTICLE XVI.    INDEMNITY AND INSURANCE...............................................18
                16.l Tenant's Indemnity...............................................18
                16.2 Landlord's Indemnity.............................................19
                16.3 Tenant's Insurance...............................................19
                16.4 Tenant's Property................................................19
                16.5 Landlord's Insurance.............................................19
                16.6 Form of Insurance Policies.......................................20
                16.7 Exemption of Landlord From Liability.............................20
                16.8 Waiver of Subrogation............................................20
                16.9 Waiver of Damages................................................21

ARTICLE XVII.   DAMAGE OR DESTRUCTION.................................................21

ARTICLE XVIII.  EMINENT DOMAIN........................................................22

ARTICLE XIX.    DEFAULTS AND REMEDIES.................................................22
                19.l Tenant's Default.................................................22
                19.2 Landlord's Remedies..............................................23
                19.3 Default By Landlord And Remedies Of Tenant.......................26
                19.4 Non-waiver Of Default............................................26

ARTICLE XX.     ASSIGNMENT AND SUBLETTING.............................................27

ARTICLE XXI.    SUBORDINATION AND ESTOPPEL............................................28

ARTICLE XXII.   NOTICES...............................................................29

ARTICLE XXIII.  BROKERS...............................................................29

ARTICLE XXIV.   HOLDING OVER..........................................................30

ARTICLE XXV.    MISCELLANEOUS.........................................................30
                25.1  Rules And Regulations...........................................30
                25.2  Interpretation..................................................30
                25.3  Successors and Assigns..........................................30
                25.4  Surrender of Premises...........................................30
                25.5  Attorneys' Fees.................................................30
                25.6  Performance By Tenant...........................................31
                25.7  Mortgagee Protection............................................31
                25.8  Waiver..........................................................31
                25.9  Identification of Tenant........................................31
                25.10 Parking.........................................................32
                25.11 Sign and Directory Board........................................32
                25.12 Captions, Number, Gender, and Joint and Several Liability.......32
                25.13 Lease Examination...............................................32
                25.14 Time is of the Essence..........................................32
                25.15 Entire Agreement................................................33
                25.16 Severability....................................................33
                25.17 Recording.......................................................33
                25.18 Modifications For Lender........................................33
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                                       ii
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                                TABLE OF CONTENTS

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                25.19 Payments to Affiliates..........................................33
                25.20 Inability to Perform............................................33
                25.21 Interest........................................................34
                25.22 The Common Areas................................................34
                25.23 Authorized Signatory............................................34
                25.24 Covenants and Conditions........................................34
                25.25 Reservations of Landlord........................................34
                25.26 Quiet Enjoyment.................................................34
                25.27 Amendment.......................................................35
                25.28 Cumulative Rights...............................................35
                25.29 Financial Statements............................................35
                25.30 Waiver of Right to Trial by Jury................................35
                25.31 Confidentiality.................................................35
                25.32 Building Access.................................................35

ARTICLE XXVI.   MUST TAKE SPACE.......................................................35

ARTICLE XXVII.  RIGHT OF FIRST OFFER..................................................36

EXHIBITS

EXHIBIT A       DESCRIPTION OF PREMISES
EXHIBIT B       WORK LETTER AGREEMENT
EXHIBIT C       STANDARDS FOR UTILITIES AND SERVICES
EXHIBIT D       RULES AND REGULATIONS

                               OFFICE SPACE LEASE

      This Office Space Lease is dated this 5th day of May, 1999, by and between STARWOOD/SVP L.L.C., an Arizona limited liability company ("Landlord"), and COMPUTING RESOURCES INC., a Nevada corporation ("Tenant").

                             BASIC LEASE PROVISIONS

      The following provisions shall be referred to in this Lease as the "Basic Lease Provisions." The terms set forth in the Basic Lease Provisions shall be defined terms and shall have a meaning consistent with the Basic Lease Provisions when used in this Lease consisting of the Basic Lease Provisions, the Standard Lease Provisions and the Exhibits and/or Addenda attached hereto.

        a. Tenant:   Computing Resources Inc., a Nevada corporation

        b. Building: Torrance Center North
                     21061 S. Western Avenue
                     Torrance, California 90501

        Building Rentable Area: 141,918 square feet of office space.

        c. Premises:

             (1)     Floor:  First (1st) floor.

             (2)     Suite:  100.

             (3)     Rentable Area: Approximately 10,071 rentable square feet.

        d. Basic Rent:

               (1) Annual Basic Rent: $16.80 per rentable square foot of the Premises ($169,192.80) per year.

               (2) Monthly Basic Rent: $1.40 per rentable square foot of the Premises ($14,099.40) per month.

        e. Tenant's Building Expense Percentage:

               (1) Prior to the addition of the Must Take Space (as hereinafter defined): 7.10%.

               (2) After the addition of the Must Take Space: 8.31%.

        f. Tenant's Expense Stop Base or Base Year: 1999

        g. Term:

               (1) Length of Term: Five (5) years and two (2) months, with one
(1), five (5) year option to extend.

               (2) Estimated Commencement Date: July 1, 1999.

        h. Option to Extend: One (1), five (5) year option to extend, as set forth in Section 2.6 of this Lease.

        i. Prepaid Rent: Tenant shall deliver to Landlord the first installment of Monthly Basic Rent Upon execution of this Lease.

        j. Security Deposit: An amount equal to the first installment of Monthly Basic Rent due under this Lease.

        k. Tenant Improvements: Landlord shall pay the cost to construct the Tenant Improvements described in the Work Letter Agreement attached as Exhibit "B" to this Lease using Building Standard materials.

        l. Moving Allowance: $10,000.00 to be delivered by Landlord to Tenant on the Commencement Date.

        m. Broker: The Seeley Company.

        n. Guarantor: None.

        o. Permitted Use: General office use consistent with the use of comparable tenants in comparable office buildings.

        p. Parking Spaces:

               (1) On-site: Landlord shall provide Tenant with thirty-five (35) unreserved parking spaces and one (1) "loading only" parking space free of charge during the Term.

               (2) Off-site: N/A

        q. Signage: Tenant shall be entitled to suite signage at the primary entrance to the Premises and one slot on the Building monument sign on Western Avenue, as designated by Landlord. Tenant shall be required to pay for all costs and expenses of the above-mentioned suite and monument signage.

        r. Addresses for Payments and Notice:

               (1) If to Landlord:

                    Starwood/SVP L.L.C.
                    c/o Trammell Crow Company
                    Torrance Center North
                    21081 S. Western Avenue
                    Torrance, California 90501

               (2) If to Tenant:

                   To the Premises

                   With a copy to:

                   Corporate Controller
                   Computing Resources, Inc.
                   1285 Financial Boulevard
                   Reno, Nevada 89502-7103

                   and at such other address as is provided to Landlord in writing.

                               OFFICE SPACE LEASE
                            STANDARD LEASE PROVISIONS

ARTICLE 1. PREMISES.

      Landlord leases to Tenant, and Tenant leases from Landlord the Premises, shown in the drawing attached to this Lease as Exhibit "A" and by this reference incorporated herein, in the Building, which Building together with the underlying land, landscaping, plaza area, parking facilities and other improvements are referred to in this Lease as the "Project". This Lease is subject to all of the terms, covenants and conditions set forth in the Basic Lease Provisions, the Standard Lease Provisions, and the Exhibits and/or addenda attached to this Lease.

      The square footage of rentable area ("Rentable Area") of the Premises has been determined by Landlord's architect or space planner in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 ("BOMA"), as modified for the Project pursuant to Landlord's standard rentable area measurements for the Project, to include, among other calculations, a portion of the common areas and service areas of the Building.

ARTICLE II. TERM.

        2.1 COMMENCEMENT Date. The term shall commence on the earliest of the following three dates, which earliest date shall be referred to in this Lease as the "Commencement Date";

               (a) The seventh day following the Beneficial Occupancy Date (as defined in Section 2.4 below);

               (b) The date when Tenant enters or occupies the Premises for any use other than for purposes of construction of improvements or inspection of the Premises under construction, or

               (c) The date upon which the parties agree as the Commencement
Date.

      When the Commencement Date is ascertained as above, the term shall commence and upon request of Landlord, Tenant shall execute a certificate or memorandum confirming the Commencement Date and the Expiration Date. Upon termination of this Lease, whether upon expiration of the entire term of this Lease or otherwise, Tenant agrees to execute and deliver to Landlord within ten
(10) days after written request therefor any documents reasonably required by Landlord to confirm or evidence the termination of this Lease.

      2.2 MEASUREMENT OF LEASE TERM AND EXPIRATION DATE. The Lease term shall be for the number of years and/or months set forth in the Basic Lease Provisions measured from the Commencement Date if such date is the first day of a calendar month or otherwise measured from the first day of the calendar month beginning after the Commencement Date, which date shall be the "Measurement Date" of this Lease. The Lease term shall include any period of less than one (1) month from the Commencement Date to the first day of the next calendar month. The "Expiration Date" shall be the last day of the last calendar month occurring upon lapse of the number of years and/or months stated in the Basic Lease Provisions as Length of Term measured from the Measurement Date. The period from the Commencement Date through and including the Expiration Date shall be referred to in this Lease as the "Term".

      2.3 ESTIMATED COMMENCEMENT DATE. The Basic Lease Provisions contain an Estimated Commencement Date stating the date on which Landlord reasonably believes the Premises will be available for beneficial occupancy by Tenant. Landlord shall use all reasonable efforts to make the Premises available on the Estimated Commencement

Date; provided, however, that Landlord and Tenant acknowledge that delays or time savings which are beyond the control of Landlord may cause the Commencement Date to occur on a date other than the Estimated Commencement Date. Accordingly, failure of the Commencement Date to occur on the Estimated Commencement Date shall not affect the terms, conditions, validity or commencement of this Lease, and Landlord shall have no liability to Tenant for any loss, cost, expense or liability arising out of or related to failure of this Lease to commence on the Estimated Commencement Date; provided, however, if Landlord is unable to make the Premises available within ninety (90) days after the Estimated Commencement Date, subject to extension for force majeure delay and delays caused by Tenant (for the purposes of this Lease, "force majeure delay" means any delay caused by events beyond Landlord's control including, but not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, and government regulation or restriction), Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered within ten (10) days after such ninety (90) day period.

      2.4 BENEFICIAL OCCUPANCY DATE. The Premises shall be deemed available for beneficial occupancy when all of the following conditions have been satisfied:

             (a) Landlord has placed in good operating condition the plumbing, heating, air conditioning and electrical systems serving the Premises which systems shall have adequate capacity for standard general office use as reasonably determined by Landlord;

             (b) Landlord shall have substantially completed all of the work, if any, required to be performed by Landlord pursuant to any Work Letter Agreement attached to this Lease as an exhibit; provided, however, that the date of such substantial completion shall be advanced by any period of delay which Landlord reasonably determines has been caused by Tenant (including any delay referred to in the Work Letter Agreement as Tenant Delay). If no Work Letter Agreement is attached to this Lease, then this condition shall be deemed satisfied; and

             (c) Any previous tenant or occupants of the Premises shall have vacated the Premises.

        The date when the Premises are available for beneficial occupancy shall be the "Beneficial Occupancy Date."

      2.5 FIXTURIZATION PERIOD. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to early occupancy of the Premises fourteen (14) days prior to the Estimated Commencement Date (subject to force majeure delay and any other delay beyond the reasonable control of Landlord), solely for the purpose of installing Tenant's furniture, fixtures and equipment in the Premises and otherwise preparing the Premises for Tenant's occupancy, and Tenant shall not pay Basic Rent or any other charges specified in this Lease during such fourteen (14) day period (the "Fixturization Period"); provided that
(i) Tenant's early occupancy shall not interfere with Landlord's completion of the Tenant Improvements described in the Work Letter Agreement attached to this Lease as Exhibit "B", and (ii) prior to the commencement of the Fixturization Period, Tenant shall provide Landlord with evidence of liability insurance coverage pursuant to Article 16 hereof.

      2.6 EXTENSION OPTION. Landlord hereby grants to Tenant one (1) option to extend the Term for a period of five (5) years (the "Extension Term"), commencing upon the expiration of the Term. Provided that (i) Tenant has paid its rent in a timely fashion as required hereunder, and (ii) Tenant is not then in material default under this Lease beyond the applicable notice and cure periods, Tenant may exercise such option by written notice to Landlord at least one hundred eighty (180) days prior to the expiration of the Term.

      If the Term is extended in accordance with the foregoing, all of the terms and conditions of this Lease shall continue in full force and effect to the end of the Extension Term, except that Annual Basic Rent shall be adjusted as provided in Section 4.2 of this Lease.

ARTICLE III. TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES.

      Landlord's sole obligation with respect to Tenant Improvements shall be to perform the work set forth in any Work Letter Agreement attached to this Lease as Exhibit "B". If a Work Letter Agreement is not attached to this Lease, then Landlord shall have no obligation to construct leasehold improvements for Tenant or to repair or refurbish the Premises whatsoever. By taking possession of the Premises, Tenant shall have acknowledged that (i) it has inspected the Premises,
(ii) it accepts the Premises in their then current, AS-IS condition, (iii) the Premises are in good and sanitary order, and (iv) all work to be performed by Landlord has been satisfactorily completed except for those minor items which Landlord and Tenant shall agree require further completion and which items shall be incorporated into a written punch list executed by Landlord and Tenant prior to the Beneficial Occupancy Date and shall be completed within ten (10) days after delivery to Landlord of such written punch list. Landlord shall use all reasonable efforts to cause the items listed on the punch list to be completed within a reasonable time. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any promise, representation or warranty with respect to the Premises, the Building or the Project, or with respect to the suitability of any part thereof for the conduct of Tenant's business unless otherwise expressly set forth in this Lease or its exhibits.

ARTICLE IV. RENT.

      4.1 BASIC RENT. Tenant shall pay to Landlord the Annual Basic Rent for the Premises set forth in the Basic Lease Provisions, as the same may be increased pursuant to this Lease. Tenant's obligation to pay rent shall begin on the date (the "Rent Commencement Date") that is sixty (60) days after the Commencement Date and shall continue until all rent due for the Term has been paid. The Monthly Basic Rent is an amount equal to one-twelfth of the Annual Basic Rent, as adjusted. The Monthly Basic Rent shall be paid in advance on or before the first day of each and every calendar month during the Term commencing on the Rent Commencement Date. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, then the rent payable by Tenant to Landlord for the period from the Rent Commencement Date to the first day of the calendar month beginning after the Rent Commencement Date shall be prorated and the rent for the partial month following the Rent Commencement Date shall be payable on the Rent Commencement Date. Any rent due for a period other than a full month will be pro rated on a daily basis using a 30 day month. The rent payable for the first full calendar month of the Term shall be payable upon execution of this Lease by Tenant. Rent shall be payable without notice, demand, reduction or setoff in lawful money of the United States of America to Landlord or its agent at the address set forth in the Basic Lease Provisions, or to such other person or such other places Landlord may from time to time designate in writing. If (a) any check submitted by Tenant in payment of rent or any other charge due under this Lease shall be returned for insufficient funds more than once in any twelve
(12) month period, or (b) Tenant shall fall to pay when due its rent or any other charge due under this Lease for two (2) consecutive months or three (3) times in any twelve (12) month period, then in addition to any other rights and remedies of Landlord, Landlord may require that Tenant thereafter pay its basic rent and other charges by cashiers' check and/or pay its basic rent and other charges in quarterly payments covering three (3) months each, instead of monthly.

      4.2 EXTENSION TERM RENT. Provided Tenant exercises its option to extend the Term in accordance with Section 2.5 of this Lease, commencing on the first
(1st) day of the Extension Term, Annual Basic Rent will be adjusted to "Fair Market Rent" determined in the manner set forth below. As used herein, "Fair Market Rent" shall mean the rental rate based upon leases to non-renewal tenants of space of comparable size, location and quality in comparable buildings in the Torrance marketplace.

      No later than thirty (30) days after Landlord's receipt of notice of Tenant's exercise of its option to extend the Term pursuant to Section 2.6 of this Lease, Landlord shall deliver to Tenant a statement ("Landlord's Statement") setting forth the Fair Market Rent for the Premises as of the first date of the Extension Term, as determined by Landlord. Within thirty (30) days after receipt of Landlord's Statement, Tenant may elect to either: (i) accept in writing the Fair Market Rent, as set forth in Landlord's Statement; or (ii) give written notice ("Appraisal Notice") to Landlord that Tenant desire to have the Fair Market Rent determined by appraisal pursuant to the procedures set forth herein. If Tenant does not deliver an Appraisal Notice to Landlord within thirty
(30) days after Landlord's delivery of Landlord's Statement to Tenant, Tenant shall be deemed to have accepted Landlord's Statement of the Fair Market Rent. Within fifteen (15) days after Landlord's receipt of the Appraisal Notice in accordance with this Section, Landlord, by giving written notice to Tenant, shall appoint an independent, unaffiliated real estate appraiser with a membership in the American Appraisal Institute, or its successor organization ("MAI Appraiser") and at least five (5) years' full-time experience appraising commercial office properties in Los Angeles County, to appraise and determine the Fair Market Rent. The MAI Appraiser shall be selected from a list of five
(5) qualified appraisers independently selected and submitted by the MAI or other mutually satisfactory organization. Within ten (10) days after submittal of the list of appraisers, Tenant and Landlord shall meet and each shall have the right to disqualify two (2) of the appraisers by alternating their respective rights of disqualification until only one (1) of the appraisers has not been disqualified by either Landlord or Tenant. Within thirty (30) days after the appointment of the MAI Appraiser, the parties shall negotiate in good faith to determine the Fair Market Rent and the MAI Appraiser shall independently determine the Fair Market Rent with such thirty (30) day period. If the parties are unable to agree upon the Fair Market Rent, the parties shall each submit their determination of the Fair Market Rent to the MAI Appraiser. The Fair Market Rent shall equal the Fair Market Rent submitted by Landlord or Tenant that is closest to the Fair Market Rent determined by the MAI Appraiser. The MAI Appraiser shall not divulge to Landlord or Tenant the Fair Market Rent determined by the MAI Appraiser until both parties instruct it to do so in writing. If the parties fail to select a qualified MAI Appraiser, an MAI Appraiser shall be selected by the then-Presiding Judge of the Superior Court of the State of California of the County in which the Premises is located, acting in his individual judicial capacity. Each party shall pay one-half of the MAI Appraiser's fee and costs.

        During the period requiring the adjustment of Annual Basic Rent to Fair Market Rent, Tenant shall pay, as Annual Basic Rent pending such determination, the Annual Basic Rent in effect for the Premises immediately prior to such adjustment; provided, however, that upon the determination of the applicable Fair Market Rent, Tenant shall pay Landlord the difference between the amount of Annual Basic Rent Tenant actually paid and the Fair Market Rent immediately upon the determination of Fair Market Rent. Any amount of Annual Basic Rent Tenant has actually paid to Landlord which exceeds the Fair Market Rent shall be credited against Tenant's future Annual Basic Rent obligations.

      4.3 LATE CHARGES. If Tenant fails to pay any installment of rent within five (5) days of the date due or if Tenant fails to make any other payment due under this Lease within five (5) days of the date due, more than once in any twelve (12) month period after written notice from Landlord, then Tenant shall pay to Landlord a late charge equal to the greater of five percent (5%) of the amount due or $100 to compensate Landlord for the extra cost incurred as a result of such late payment.

ARTICLE V. ADDITIONAL RENT.

      5.1 OBLIGATIONS TO PAY ADDITIONAL RENT. In addition to the Annual Basic Rent and other sums to be paid by Tenant to Landlord, commencing on the first anniversary



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

of the Commencement Date and continuing throughout the Term including any Extension Term, Tenant shall pay to Landlord as additional rent the amount by which Tenant's share of Operating Expenses (defined below) for any calendar year or part thereof during the Term exceeds Tenant's Expense Stop Base. If the Basic Lease Provisions state the Tenant's Expense Stop Base in terms of a Base Year, then the Tenant's Expense Stop Base shall be equal to the Tenant's share of Operating Expenses for such Base Year. Tenant's share of Operating Expenses shall be an amount equal to the product of the Operating Expenses times Tenant's Building Expense Percentage. If any part of the Term begins or ends on any day other than the first or last day of a calendar year respectively, then the annual Operating Expense and Tenant's Expense Stop Base shall be prorated for such partial year on a daily basis using a 30 day month and 360 day year to determine the amount of additional rent due to Landlord,

      5.2 ESTIMATED OPERATING EXPENSES. Landlord shall be entitled to make a reasonable estimate of Operating Expenses projected for each calendar year. Landlord shall be entitled to revise such estimates at any time and from time to time during the calendar year to increase or decrease the estimate of Operating Expenses. If Landlord notifies Tenant that Landlord's estimate (or any revised estimate) of Operating Expenses would result in an obligation of Tenant to pay additional rent, then upon request by Landlord, Tenant shall pay one-twelfth (1/12) of such estimated additional rent on the first day of each month in advance together with the Monthly Basic Rent. If Landlord shall so notify Tenant after the commencement of a calendar year, then with the next payment of Monthly Basic Rent due, Tenant shall also pay to Landlord one-twelfth (1/12) of such estimated additional rent for each month of such calendar year which has already elapsed.

        5.3 ANNUAL STATEMENT. Landlord shall provide Tenant with an annual statement showing Tenant's share of the annual Operating Expenses over Tenant's Expense Stop Base, if any, for the prior calendar year, together with any proration. Landlord shall use all reasonable efforts to deliver the annual statement within ninety (90) days after the end of the calendar year; provided, however, that failure of Landlord to deliver the annual statement within such period shall not impair or constitute waiver of Tenant's obligations to pay additional rent or cause Landlord to incur any obligation for damages. If the amount of the additional rent due for the calendar year exceeds any amounts paid by Tenant as estimated additional rent for such calendar year, then Tenant shall pay such excess to Landlord within ten (10) business days of receipt of the Landlord's statement. If the amounts paid as estimated additional rent for a calendar year exceed the amount of Tenant's obligation shown on the annual statement, then Tenant shall be entitled to a credit against monthly installments of Basic Rent or estimated additional rent due for the then current year. If no further sums of additional rent are or will become due against which the excess can be credited, then, subject to offset at Landlord's election against other sums owed by Tenant, Landlord shall pay such excess to Tenant within thirty (30) days after delivery of the annual statement. If Landlord has not required Tenant to pay installments of estimated additional rent, then Tenant shall pay Landlord any sum of additional rent due within thirty (30) days of any statement by Landlord reflecting the amount of overall additional rent. All obligations to pay additional rent and/or the obligation of Landlord to credit or reimburse Tenant for any excess payment of estimated additional rent shall survive expiration of the Term or earlier termination of this Lease.

      Tenant shall have a period of ninety (90) days after delivery of the annual statement of Operating Expenses to question or challenge the amount shown thereon as being the annual Operating Expenses or Tenant's share thereof by giving written notice to Landlord specifying the items which are challenged. Tenant waives and relinquishes the right to challenge or object to the amounts shown at any time after expiration of such ninety (90) day period. If Tenant timely challenges any item shown on the annual statement, Tenant shall then have a period of sixty (60) days in which to inspect during business hours upon reasonable written notice to Landlord at Landlord's office Landlord's records relating to the challenged item or items. Tenant shall give



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

written notice to Landlord prior to expiration of such sixty (60) day of whether Tenant continues to challenge any of the items originally objected to, in which case an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm), designated by Tenant and approved by Landlord (which approval shall not be unreasonably withheld) (the "Independent CPA") shall inspect Landlord's records at Landlord's offices at Tenant's expense; provided, however, that if the actual amount of Operating Expenses set forth in the Statement is less than 95% of the amount set forth in the Statement, then Landlord shall pay the costs associated with such inspection. If the Independent CPA determines an error was made in the calculation of Operating Expenses from the Statement, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any reimbursement amounts determined to be owing by Landlord to Tenant or by Tenant to Landlord shall be (i) in the case of amounts owing from Tenant to Landlord paid within thirty (30) days following such determination, and (ii) in the case of amounts owing from Landlord to Tenant, credited against the next payment of Basic Rent due Landlord under the terms of this Lease, or if the Lease Term has expired, within thirty (30) days of such determination. If Tenant fails to review the records or fails to give ninety written notice to Landlord that it continues to object, then Tenant shall be deemed to have waived its objection and shall have no further right to challenge or object thereto. Notwithstanding any objection or challenge of Tenant, Tenant shall pay the amount claimed by Landlord to be due as and when provided for herein, pending the resolution of Tenant's objection.

        5.4 OPERATING EXPENSES. "Operating Expenses" of the Building and the Project shall mean any and all costs and expenses of ownership, operation, management, maintenance and repair of the Project and Building, including the parking facilities and Common Areas. Operating Expenses include but are not limited to each of the following costs and expenses:

             (a) All costs and expenses of utilities furnished to the Building and the Project, at Landlord's actual cost, including, without limitation, all costs and expenses attributable to supply of electrical service, water and sewage service, natural gas, cable television or other electronic or microwave signal reception, telephone service or other communication, steam, heat, cooling, or any other service which is now or in the future considered a Utility furnished to the Building and/or the Project.

             (b) All real property taxes which shall include (i) any form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any federal, state, county, city, district or other political subdivision on any interest of Landlord and/or Tenant in the Premises, the Building, or the remainder of the Project, including without limitation, the underlying real property and appurtenances; (ii) any fee for services charged by any governmental agency or quasi-governmental agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems, or other services provided or formerly provided to property owners and residents within the general area of the Project at no cost or minimal cost; (iii) any governmental impositions allocable to or measured by the area of the Premises or the amount of any rent payable under this Lease, including, without limitation, any tax on gross receipts or any excise tax or other charges levied by any federal, state, county, city, district or other governmental agency or political subdivision with respect to rent or upon or with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; (iv) any impositions by any governmental agency on this Lease transaction or charge with respect to any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and (v) any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership (as defined in the California Revenue and Taxation Code) of the Property. Real property taxes shall not include taxes on the Landlord's net income including state franchise taxes or any inheritance, estate or gift taxes. Unless otherwise required under the terms of any financing of the Building or Project, Landlord shall pay all real property taxes in the greatest number of installments permitted and over the longest period of time permitted by the applicable taxing authorities without incurring any penalties or interest.

             (c) The reasonable sum of building operating costs and common facilities costs which shall include all costs of managing, operating and maintaining and repairing the Project including all Common Areas and facilities of the Project. Such costs shall include, without limitation, all expenses for insurance obtained by Landlord (including, without limitation, public liability, contractual liability, property damage, fire and extended coverage, sprinkler damage, theft, malicious mischief and vandalism, flood, rental loss, rent continuation, boiler and machinery, business interruption, earthquake,' all risk coverage, and other coverages in such amounts as Landlord reasonably determines appropriate to carry in connection with ownership and operation of a first class building in Los Angeles County, California, or such other insurance as may be required by any present of future lender on loans secured by the Project), labor and supplies, license, permit and inspection fees, all assessments and special assessments due to deed restrictions, declarations and/or owners associations which accrue against the Project, the cost of compensation (including employment taxes, similar governmental charges, and fringe benefits) with respect to all persons who perform duties in connection with landscaping, janitorial, painting, window washing and general cleaning services, security services and any other services related to the operation, maintenance or repair of the Project (as well as the cost of all personal property equipment used in conjunction therewith), costs of clean-up and removal of Hazardous Materials (as hereafter defined) and any fines and penalties imposed by reason of the existence of Hazardous Materials on, in or about the Project, the fair market rental value of the Project management office, management fees, legal expenses and accounting expenses. Notwithstanding the foregoing, Operating Expenses shall not, however, include (1) costs incurred by Landlord to rectify or correct construction defects in the initial construction of Building, or (2) costs incurred which are considered capital improvements or replacements under generally accepted accounting principles, consistently applied, provided, that Operating Expenses shall include (A) capital expenditures reasonably intended to reduce Operating Expenses (but only to the extent of such reduction), and (B) capital expenditures incurred to comply with laws, rules or regulations not enacted, promulgated, imposed or enforced as of the Commencement Date; (3) leasing commissions; (4) any ground lease rental; (5) costs incurred by Landlord for the repair of damage to the Building or the Project, to the extent that Landlord is reimbursed by insurance proceeds; (6) expenses in connection with services or other benefits which are not offered to Tenant; (7) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by other first class unaffiliated third parties on a competitive basis; (8) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building, the Project or the real property upon which the Building and the Project are located, (9) Landlord's general corporate overhead and general and administrative expenses other than on-site administrative costs and management fees, (10) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides exclusively to one tenant (other than Tenant) without reimbursement; (11) advertising and promotional expenditures in connection with leasing the Building or other buildings in the Project; (12) electric power costs for which any tenant directly contracts with the local public service company; (12) costs arising from the presence of Hazardous Materials in or about the Building or Project not placed in or brought onto the Premises, Building or Project by Tenant or Tenant's agents or employees; (13) costs incurred as a result of Landlord's negligence, inability or Unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any taxes, when due; and (14) earthquake or any other type of insurance, unless such type of insurance coverage was carried during the Base Year or, in the alternative, the Base Year Operating Expenses have been "grossed-up" to include what such insurance coverage would have cost had it been carried during the Base Year. There shall not be any duplication in the charging of different items of Operating Expenses.

             (d) If the Building is not at least 95% occupied during all or a portion of any calendar year (including the Base Year), then Landlord shall make an appropriate adjustment of the Operating Expenses for such calendar year to determine what the Operating Expenses would have been for such year if the Building had been 95% occupied and the amount so determined shall be deemed to be the amount of the Operating Expenses for the year. Such adjustment shall be made by Landlord increasing those costs included in Operating Expenses which in Landlord's judgment vary based upon the level of occupancy of the Building to the amount of cost which in Landlord's judgment would have been incurred if the Building had been 95% occupied for the entire calendar year.

             (e) Operating Expenses shall not include depreciation of or capital expenditures made in connection with the Project or any equipment therein or thereon, payments of principal and interest on any loans secured by the Project, commissions paid for leasing, building construction permits and fees, or costs of alteration of the Project; provided, however, that Operating Expenses shall include the costs of any capital improvements made to the Project for the purposes of reducing Operating Expenses (but only to the extent of such reduction) or pursuant to the requirements of any governmental entity in order to comply with laws, rules or regulations not enacted, promulgated, imposed or enforced as of the Commencement Date, such costs to be amortized over a reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of interest which would be payable on sums due under this Lease at the time such capital improvements are performed.

             (f) Charges for any services, goods or materials furnished by Landlord at Tenant's request and charges for services, goods and materials furnished by Landlord as a result Of uses or demands by Tenant in excess of those charges which are normally furnished to other tenants in the Building with general office usage, and all other sums payable by Tenant under this Lease shall not be included in Operating Expenses but shall be payable by Tenant pursuant to this Lease (or if not provided for in this Lease, within ten (10) days after Landlord delivers a statement for such services, goods or materials to Tenant). If any other tenant of the Project either pays sums directly to third parties or specifically reimburses Landlord sums which otherwise would be included in Operating Expenses, such payments or reimbursements shall not be included in Operating Expenses for the purpose of determining the amount of Operating Expenses allocable to Tenant.

      5.5 DEFINITION OF RENT. All amounts Tenant is required to pay to Landlord under this Lease shall be treated as "rent," and shall be paid when due as provided herein.

ARTICLE VI. SECURITY DEPOSIT.

      Tenant has deposited with Landlord the Security Deposit in the amount set forth in the Basic Lease Provisions. The Security Deposit shall be held by Landlord as security for the performance and observance by Tenant of all Tenant's obligations hereunder. If the Annual Basic Rent is increased during the Term, then, within fifteen (15) days of notification by Landlord of the increased Annual Basic Rent, without further notice, Tenant shall pay to Landlord an additional amount to be held as part of the Security Deposit so that the total Security Deposit held by Landlord is in the same proportion to the increased Annual Basic Rent as the original Security Deposit bore to the original Annual Basic Rent. No interest shall accrue with respect to the Security Deposit. If Tenant performs and observes all of the terms, covenants and conditions of this Lease which are required to be performed and observed by it and pays all sums due Landlord, then Landlord shall return the Security Deposit, or balance thereof then held by Landlord, without interest, to Tenant within two weeks after Landlord recovers and accepts possession of the Premises. If Tenant defaults, Landlord may, at its option and without notice, apply all or any part of the Security Deposit in payment of rent or to cure any other default. If Landlord does so, then Tenant shall, upon notice of such application, deposit with the Landlord the amount so applied so that Landlord will have on hand at all times during the Term the full amount of the Security Deposit. Landlord shall not be required to hold the Security Deposit as a separate account, but may commingle it with Landlord's other funds. In the event of a sale or other disposition of the Premises, Landlord shall have the right to transfer the Security Deposit to the new owner and deliver to Tenant the notice required by Section 1950.7 of the Civil Code of California. Thereafter, Landlord shall be released by Tenant from all responsibility for the return of such Security Deposit, and Tenant shall look solely to the new owner for the return Of Such Security Deposit. If Tenant assigns this Lease, Tenant's rights in the Security Deposit shall be deemed to be assigned to the assignee, such Security Deposit shall be held by Landlord as a Security Deposit made by the assignee and Landlord shall have no further responsibility for the return of the Security Deposit to Tenant.

ARTICLE VII. USE.

      7.1 USE IN GENERAL. Tenant shall use the Premises for the use set forth in the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which may be withheld by Landlord in its sole and absolute discretion. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building. Tenant shall not use or occupy the Premises in violation of law, any permit or the certificate of occupancy issued for the Building or the Premises. Upon written notice from Landlord, Tenant shall discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law, any permit or any certificate of occupancy. Tenant shall comply with any direction of any governmental authority, having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord respecting the Premises or use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of any fire rating bureau or any other organization performing a similar function. If Landlord shall request Tenant to designate a fire warden or other responsible person from among the persons regularly located at the Premises, Tenant shall make Such person available at reasonable times for training, briefing and drills. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any insurance policy by reason of Tenant's failure to comply with the provisions of this Article, it being understood that, for the purposes hereof, no additional premiums shall be deemed attributable to general office use. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Notwithstanding anything to the contrary contained in this Lease, it shall be the responsibility of Landlord to cause the Premises to comply with applicable laws, codes and regulations, except to the extent non-compliance occurs as a result of Tenant's specific use or improvement of the Premises.

      7.2 HAZARDOUS MATERIAL. Tenant shall not bring, place, hold or dispose of any Hazardous Material (defined hereafter) on, under or at the Premises, the Building or the Project. Tenant shall not cause or allow any material with asbestos, polychlorinated biphenyls (PCBS) or formaldehyde or other Hazardous Materials to be incorporated into any improvements or alterations which it makes or causes to be made to the Premises. Tenant shall comply with the requirements of Section 25359.7(b) of the California Health and Safety Code to provide Landlord with notice that any Hazardous Material has come to be located on the Premises, the Building or the Project if Tenant discovers or suspects the presence of such materials. Tenant shall not take any remedial action related to Hazardous Materials located in or about the Premises, the Building or the Project and shall not enter into a settlement, consent decree or compromise in response to any claim related to Hazardous Materials without first notifying Landlord in writing of

Tenant's proposed action and affording Landlord a reasonable opportunity to appear, intervene, or otherwise participate in any discussion or proceeding for the purposes of protecting Landlord's interest in the Premises, the Building and the Project. Tenant shall immediately notify Landlord in writing of (i) any enforcement, clean-up, removal or other governmental action instituted, completed or threatened with regard to Hazardous Materials involving the Premises, the Building or the Project, (ii) any claim made or threatened by any person against Tenant, Landlord, the Premises, the Building or the Project related to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials at or removed from the Premises, the Building or the Project, including any complaints, notices, warnings or assertions of any violation in connection therewith.

      In addition to any other indemnity contained in this Lease, except to the extent caused by Landlord's negligence or wilful misconduct, Tenant shall hereby defend, indemnify and hold Landlord harmless from and against any and all losses, liabilities, general, special, consequential and/or incidental damages, injuries, costs, expenses, claims of any and every kind whatsoever (including without limitation, court costs, attorney's fees, damages to any person, the Premises, the Building, the Project or any other property or loss of rents) which at any time or from time to time may be paid, incurred or suffered by or asserted against Landlord or, with respect to, or as a result of breach by Tenant of any of the covenants set forth in this Article, or to the extent caused by Tenant, or any agent, employee, contractor, invitee or licensee of Tenant, the presence on, under or the escape, seepage, leakage, spillage, discharge, emission, release from, onto or into the Premises, the Building, the Project, any land, the atmosphere, or any watercourse, body of water or ground water of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, any so-called "Superfund" or "Superlien" law, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, or any other federal, state, local or other statute, law, ordinance, code, rule, regulation, permit, order or decree regulating, relating to or imposing liability or standards of conduct of Hazardous Material). The provisions of an undertaking and indemnification set forth in this Paragraph shall survive the termination of this Lease and shall continue to be the personal liability and obligation of Tenant, binding upon Tenant forever.

      Landlord represents and warrants to Tenant that to Landlord's actual knowledge no Hazardous Material currently exists at the Building in violation of laws relating to Hazardous Materials. As used herein, the phrase "Landlord's actual knowledge," shall mean the actual knowledge of Ms. Karinna Cassidy, the person at Trammell Crow Company, the property manager of the Building, having primary management responsibility for the Building, without duty of inquiry.

      "Hazardous Material" means any hazardous, harmful, odorous, radioactive, toxic or dangerous waste, substance or material, including, without limitation, any hazardous substance or any pollutant or contaminant defined as such (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any "Superfund" or "Superlien" law, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, or any other federal, state or local statute, law, ordinance, code, rule, regulation, permit, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as is now or at any time hereafter may be, in effect. Tenant's liability under this Section shall extend to any and all such Hazardous Materials whether or not such substance was defined, recognized or known or suspected of being toxic, dangerous or wasteful, at the time of any act or emission giving rise to Tenant's liability. If Tenant or its agents, employees or contractors cause any Hazardous Materials to be located on or about the Premises, the Building or the Project, then Tenant shall obtain insurance or other means of financial capability satisfactory to Landlord to assure compliance with the obligations of Tenant related to Hazardous Materials set forth in this Lease or otherwise now or in the future required by law. Such assurance shall be on forms, in amounts and with persons as from time to time reasonably requested by Landlord.

ARTICLE VIII. TAXES ON TENANT'S PROPERTY.

      8.1 PAYMENT BY TENANT. Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures located in or about the Premises. If any taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises, the Building or the Project is increased by the inclusion of the value of personal property or trade fixtures located at the Premises in the assessed value of Landlord's property, then Tenant shall pay to Landlord the amount of taxes reasonably determined by Landlord as levied on Landlord's property or attributable to any increased assessment within ten (10) days after delivery of notice of such amount by Landlord.

      8.2 EXCESS TAXES ON TENANT IMPROVEMENTS. If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant Improvements conforming to Landlord's building standard for the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 8.1 above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether such Tenant Improvements are assessed at a higher valuation than Landlord's building standard, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or not sufficiently detailed to serve as a basis for making said determination, then Landlord shall determine the real property or other taxes allocable to Tenant based on Landlord's good faith estimate of the taxes attributable to the excess of the actual cost of construction of the Tenant Improvements over Landlord's estimate of the cost to construct Tenant Improvements according to building standard.

ARTICLE IX. CONDITION OF PREMISES.

      9.1 TENANT'S OBLIGATIONS TO MAINTAIN. Tenant shall, at Tenant's sole cost and expense, keep the Premises in good, clean and sanitary order. Tenant shall use all electrical, gas and plumbing fixtures properly and keep them in a good, clean and sanitary condition. Neither Tenant nor any subtenant, agent, employee or contractor of Tenant shall destroy, deface, damage, impair or remove any part of the Premises, the Building or the Project or the facilities, equipment or appurtenances of the Premises, the Building or the Project. Tenant shall not place any object or series of objects on the floors of the Premises in such a manner as to exceed the load capacity of the floors on a per square inch basis as reasonably determined by any architect, engineer or other consultant of Landlord, or as otherwise limited by any law, code, regulation, permit or certificate of any governmental authority. Tenant shall, at its sole cost and expense, make all repairs to the Premises which are required to correct any damage or deficiency caused by failure of Tenant to keep the Premises in the condition required by this Section. Tenant shall reimburse Landlord for the reasonable cost of any repair to the Premises, the Building or the Project required as a result of any misuse or neglect committed or permitted by Tenant or by any subtenant, agent, employee or contractor of Tenant, except to the that extent Landlord is reimbursed for such costs by insurance proceeds. Tenant shall, at its sole cost and expense, repair or reimburse Landlord for any damage to the Premises, the Building or the Project caused by any person who has entered the Premises as a result of the express or implied invitation or permission of Tenant. If Tenant does not make repairs promptly and adequately or fails to maintain the Premises as required by this Section within fifteen (15) days after delivery of written notice of any deficiency by Landlord (or if such deficiency cannot be reasonably corrected within fifteen (15) days and Tenant shall not commence to correct such deficiency within such fifteen (15) day period and diligently pursue completion of such correction, then Landlord may, but shall not be required to, perform such repairs, maintenance and/or correction to the Premises and any amounts expended by Landlord to prosecute correction shall be reimbursed by Tenant to Landlord together with a 10% overhead charge upon demand; provided, however, that if in Landlord's judgment, there is an emergency, Landlord may perform the repairs prior to delivery of notice to Tenant or expiration of Tenant's cure period. If Landlord performs such repairs, maintenance and/or corrections on behalf of Tenant, Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's personal property, trade fixtures and/or records and data occasioned or resulting from such repair, maintenance and/or correction by Landlord. Entry by Landlord to pursue repair, maintenance and/or correction shall not be deemed an actual or constructive eviction and shall not entitle Tenant to any abatement or reduction of rent. Tenant shall notify Landlord in writing promptly upon discovery of any damage, defect or malfunction of any structural or mechanical portions of the Building which Landlord is required to repair and maintain pursuant to Article 10 below. Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's use of the Premises in connection with the right of entry provided for under this Section.

      9.2 CONDITION UPON SURRENDER. Upon expiration or earlier termination of this Lease, Tenant shall remove from the Premises all movable furniture and movable personal property, and shall promptly repair any damage to the Premises or the Building caused by such removal. All removal and repair shall be at Tenant's sole cost and expense. Tenant shall not remove any wall covering, floor covering, shelving, cabinet units (whether for storage, for library purposes or for any other purpose), or other improvements affixed to the Premises unless requested to do so by Landlord. At any time within fifteen (15) days prior to the expiration of the scheduled Term, or within a reasonable time promptly after any other termination of this Lease, Landlord may demand that Tenant remove from the Premises any alterations, additions, improvements (excluding the initial Tenant Improvements to the Premises), fixtures, equipment, shelving, cabinet units or other personal property (collectively, "Alterations") designated by Landlord to be removed, together with any disapproved or unapproved Alterations; provided, that If, at the time Tenant requests Landlord's consent to any Alterations, Tenant requests that Landlord do so, Landlord shall indicate whether or not Landlord will demand the removal of such Alterations in connection with the expiration or earlier termination of the Term. Subject to the foregoing, in the event Landlord demands such removal, Tenant shall complete such removal (including the repair of any damage caused by such removal) entirely at its own expense and within fifteen (15) days of Landlord's demand. All repairs required by Tenant in this Section shall be performed in a manner reasonably satisfactory to Landlord, and shall include, without limitation, the following: cap all plumbing, cap all electrical wiring, repair all holes in walls, restore damage to the floors and/or ceiling, repair any other cosmetic damage, and clean the Premises. If Tenant fails to remove from the Premises all of its personal property (together with any other items requested by Landlord to be removed in accordance with this Section) prior to the expiration or earlier termination of this Lease, then Landlord may, at its sole option, handle the items as provided in Section 19.2(b) of this Lease.

      Unless Landlord demands otherwise pursuant to this Article, Tenant shall, upon expiration or earlier termination of this Lease, surrender to Landlord the Premises in the same condition as the Premises were upon delivery of possession to Tenant, broom clean, reasonable wear and tear excepted, shall surrender all keys to the Landlord at the place then fixed for the payment of rent, and shall inform the Landlord of all combinations of locks, safes and vaults, if any, on the Premises. Promptly upon request by Landlord following expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord a factually correct instrument in recordable form releasing, remising and quitclaiming to Landlord all right, title and interest of Tenant in the Premises by reason of this Lease or otherwise.

ARTICLE X. MAINTENANCE AND REPAIRS BY LANDLORD.

      Landlord shall repair and maintain the structural and mechanical portions of the Building, including basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord in good order, condition and repair, and Landlord shall keep all Common Areas in good, clean and sanitary order; provided, however, that if maintenance and repairs are caused in part or in whole by the act, neglect, or omission of any duty by Tenant, its agents, servants, employees or invitees, then Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs (to the extent Landlord is not reimbursed by insurance proceeds). Except to the extent caused by Landlord's negligence or wilful misconduct, Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance, and Tenant shall not be entitled to any abatement or reduction in rent by reason of such failure, no actual or constructive eviction of Tenant shall result from such failure, Tenant shall not have the right to terminate this Lease, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. Except as provided in Article 17 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives the provisions of Section 1932, 1933(4) and 1942 of the Civil Code of California or any similar or successor statutes to the fullest extent permitted by law and Tenant acknowledges that Tenant shall not be entitled to terminate this Lease, withhold rent or make any repair and deduct the cost of repair from rent payable under this Lease in the event Landlord fails to make a repair or perform maintenance. Tenant acknowledges that Tenant's sole remedy for breach of this Article by Landlord shall be an action for damages.

ARTICLE XI. ALTERATIONS.

      Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Tenant shall request Landlord's consent for any alterations, additions or improvements, then Tenant shall submit detailed plans, specifications and an itemized budget for making such alterations, additions or improvements. Tenant shall pay to Landlord all costs incurred by Landlord for any architectural, engineering, supervisory or legal services in connection with making a determination concerning consent for any alteration, addition or improvement requested by Tenant or in connection with making any correction to any work or improvement performed by or at the request of Tenant. Landlord may impose any conditions and the requirements to any consent as Landlord shall in its discretion deem to be necessary or advisable, including without limitation the hours when work may be performed. Any approved alteration, addition or improvement shall be made only by contractors or mechanics reasonably approved by Landlord. The review, approval, inspection or examination by Landlord or any of its agents of any plans, specifications, contractors or any other items shall be solely for Landlord's benefit and to protect its interests, and neither Landlord nor its agents shall be deemed to have assumed any responsibility for the quality of work of any contractor or the accuracy, sufficiency, quality or suitability of such plans, specifications or other items. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations, permits and requirements of any insurance rating bureau used by insurers selected to carry Landlord's insurance, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, comprehensive general public liability insurance, builders risk insurance, and other such insurance coverages so as to protect the insurable interests of Landlord, Tenant, contractors and subcontractors in amounts and on forms as may be reasonably requested by Landlord. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done, or materials claimed to have been furnished, will be discharged by Tenant, by bond or otherwise, within fifteen (15) days after the filing thereof, at the sole cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including without limitation, all wall coverings, floor coverings, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term or upon earlier termination; provided, however, that, subject to the provisions of Section 9.2 above, Landlord may, by written notice to Tenant, require Tenant to remove all improvements, alterations and additions made by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal.

ARTICLE XII. LIENS.

      Tenant shall keep the Premises, the Building and the Project and all underlying realty and appurtenances free from any mechanic's or materialmen's liens and any other liens of a similar nature placed upon the Premises or any realty of the Project by any reason of or in connection with any repairs, additions, alterations or improvements contracted for or initiated by Tenant. Tenant shall be solely responsible for making payment for such work and discharging liens for such work. Tenant indemnifies Landlord fully with respect to all liability for such liens, claims and demands, together with reasonable attorneys fees and all costs and expenses in connection therewith. Landlord shall have the right at all times to post on the Premises notices of nonresponsibility (and to record verified copies thereof) in order to place contractors and materialmen on notice that Landlord is not to be held financially responsible for such work. Tenant shall, at the request of Landlord, provide Landlord with executed and acknowledged full and unconditional lien releases in recordable form and paid receipts from any general contractor, subcontractor, materialman or other person furnishing labor and/or materials in connection with any work connected with the Premises, as well as any other evidence required by Landlord to demonstrate that there are no liens affecting Landlord or any property of Landlord by reason of such work. Any amount paid by Landlord to discharge or bond around any liens shall be payable by Tenant to Landlord upon demand. Tenant shall be permitted to contest the validity of any such lien, claim or demand provided Tenant acquires and records a bond in an amount, in a form and from a surety reasonably satisfactory to Landlord and Tenant shall, at its sole cost and expense, defend itself and Landlord with counsel reasonably satisfactory to Landlord. Tenant shall pay and satisfy any adverse judgment that may be rendered prior to any action taken to enforce such judgment against Landlord or the Project.

ARTICLE XIII. ENTRY BY LANDLORD.

      Landlord reserves and shall at any and all times have the right to enter the Premises upon prior reasonable notice (except in the case of emergency), to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants (during the last twelve (12) months of the Term only), to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building, all without such entry constituting any actual or constructive eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that Landlord shall use reasonable efforts to minimize interference with the business of Tenant. Tenant hereby waives any claim for damages, for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the

Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. No provision of this Article shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

ARTICLE XIV. UTILITIES AND SERVICES; COMPUTER ROOM SUPPORT EQUIPMENT.

      14.1 UTILITIES AND SERVICES. Provided that Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit "C". Tenant agrees to perform and be bound by all of the provisions of Exhibit "C". Interruption of utilities or services or Landlord's failure to furnish any of such utilities or services when such Interruption or failure is caused by (i) accident, breakage, or repairs, (ii) strikes, lockouts or other labor disturbance or labor dispute of any character,
(iii) governmental regulation, moratorium or other governmental action, (iv) inability despite the exercise of reasonable diligence to obtain electricity, gas, water or fuel, (v) limitation, rationing, curtailment or restriction on the use of water, electricity, gas, heating, cooling or other forms of service or utility provided to the Premises or the Building, or (vi) any other cause beyond Landlord's reasonable control, shall not give rise to a claim for damages against Landlord or otherwise result in any liability to Landlord. In addition, Tenant shall not be entitled to any offset, abatement or reduction of rent by reason of such failure, no actual or constructive eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease, because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

      14.2 COMPUTER ROOM SUPPORT EQUIPMENT AND GENERATOR. Landlord and Tenant acknowledge that as of the date hereof there is certain equipment at the Premises including but not limited to, UPS equipment and an HVAC unit, which equipment is exclusively used to service and support the computer room located within the Premises (collectively, the "Computer Room Support Equipment"). Tenant shall have the right to use the Computer Room Support Equipment during the Term; provided, that Tenant accepts the Computer Room Support Equipment in its "as is" condition without representation or warranty by Landlord of any kind. Any use, maintenance, repairs or replacement of the Computer Room Support Equipment during the Term shall be at Tenant's sole cost and expense and Tenant shall contract directly with all service providers for such use, maintenance, repair and servicing thereof but any work done on the Computer Room Support Equipment shall be subject to the provisions of Article XI of this Lease. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove or restore the Computer Room Equipment at the expiration of the Term.

             Landlord and Tenant acknowledge that as of the date hereof there is a backup generator at the Building (the "Generator"). Tenant shall have a non-exclusive right to have the Computer Room Support Equipment connected to the Generator for back up power during the Term. Landlord shall maintain the Generator in good operating condition and, as necessary, repair and service the Generator during the Term, at Landlord's sole cost and expense (but subject to reimbursement in accordance with Article V above), except to the extent that such costs arise out of damage to the Generator caused by Tenant, in which event the repair costs shall be paid by Tenant; provided, that the agreement of Landlord to permit such use by Tenant and to undertake such maintenance obligations shall not constitute a representation or warranty that the

Generator will operate effectively or that Tenant's power will in no event be interrupted.

ARTICLE XV. BANKRUPTCY.

      If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceeding and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver, disbursing agent or trustee shall be appointed for Tenant's property and the order appointing such receiver, disbursing agent or trustee shall not be set aside or vacated within sixty (60) days after the entry thereof, or if Tenant shall be adjudicated a bankrupt in any involuntary bankruptcy proceeding and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver, disbursing agent or trustee shall be appointed for Tenant's property and the order appointing such receiver, disbursing agent or trustee shall not be set aside or vacated within sixty (60) days after the entry thereof, or if Tenant shall assign its estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then Landlord may elect to terminate this Lease, with or without notice of such election and with or without entry or action by Landlord. In the event of such termination, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Section 19.2(a) hereof. In the event of such termination, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum amount allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article.

ARTICLE XVI. INDEMNITY AND INSURANCE.

      16.1 TENANT'S INDEMNITY. Tenant shall protect, defend, indemnify and hold Landlord, its partners, shareholders, officers, directors, trustees, employees, agents, authorized representatives and contractors (collectively, "Landlord's Affiliates") harmless from and against any and all claims, demands, judgments, loss, cost, expense, liability, damage or injury to property or persons, resulting from or occurring by reason of: (a) the use, occupancy or non-occupancy of the Premises or by the actions or inactions, whether or not negligent of Tenant and/or any subtenant, and their agents, officers, employees, contractors, customers, invitees, or licensees whether the active or passive negligence of Landlord was or is a contributing factor; (b) any default or breach of this Lease by Tenant; and (c) the failure of Tenant or any subtenant or assignee of Tenant to surrender possession of the Premises upon the expiration or earlier termination of this Lease in accordance with the provisions of this Lease, either due to failure of Tenant to timely perform its obligations for removal and repair of personal property or any other reason, which indemnity shall include without limitation any claims made by any succeeding Tenant founded upon such delay; provided, however, that Tenant shall not be obligated to so indemnify Landlord or any of Landlord's Affiliates from matters arising from or caused by the sole willful misconduct or negligence of Landlord or any of Landlord's Affiliates each acting within the scope of their authority on behalf of Landlord. Payment of any sum by Landlord shall not be a condition precedent to Tenant's obligations hereunder. If Tenant is required to defend Landlord, then Landlord shall be entitled to select its own defense counsel and Tenant shall pay on behalf of, or to, Landlord all defense expenses incurred by, Landlord including, without limitation, reasonable attorneys fees and expenses, fees of experts and accountants and court costs.

      16.2 LANDLORD'S INDEMNITY. Except to the extent arising out of Tenant's negligence and/or breach of this Lease, Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, damages, costs, liens, judgments, expenses and/or liabilities, including reasonable attorneys' fees arising out of any negligence or wilful misconduct of Landlord.

      16.3 TENANT'S INSURANCE. Tenant shall carry at its own expense throughout the Term of this Lease, commercial general liability insurance covering the Premises and, appurtenant areas, and Tenant's use thereof, and, covering Tenant's contractual liability under this Lease in the amount of $2,000,000 in combined single limit and general aggregate coverage for bodily injury or death, personal injury and property damage, subject to adjustment to conform to then current standard business practices for comparable business operations in the event Landlord agrees to permit any use in addition to or other than ordinary office use, but in no case less than $2,000,000 in combined single limit and general aggregate coverage for bodily injury or death, personal injury and property damage. Tenant shall keep in full force and effect a policy or policies of Worker's Compensation insurance as required by law and with employer's liability coverage of not less than $500,000 per employee and per occurrence. In the event Landlord agrees to permit any use in addition to or other than ordinary office use, the amounts of general liability and employer's liability insurance shall be increased to an amount reasonably determined by Landlord as may be required, given Tenant's use and the then Current economic conditions and the size of damage awards generally. Tenant shall forward a copy of each insurance policy to Landlord within ten (10) days after Landlord's request therefor. A binder or certificate of insurance shall be sufficient evidence of insurance pending issuance of a policy; provided, however, that Tenant shall forward a copy of each policy to Landlord when issued. Such insurance policies shall be on forms reasonably acceptable to Landlord and such policies shall be on an occurrence basis. Such insurance shall name Landlord and any management agent from time to time designated by Landlord and any lender of Landlord as additional insureds, and shall provide that coverage of additional insureds shall be primary and that any insurance maintained by Landlord shall be excess only. Such insurance shall provide that the interests of Landlord, Tenant and other insureds shall be severable such that the act or omission of one insured shall not avoid or reduce the coverage of other insureds. Such insurance shall contain endorsements (i) stating that the insurer agrees to notify Landlord not less than thirty (30) days in advance of modification or cancellation thereof,
(ii) deleting any employee exclusion on personal injury coverage, (iii) including employees as additional insureds, (iv) deleting any exclusion from liability caused by serving alcoholic beverages incidental to Tenant's business, and (v) providing for coverage for employer's non-owned automobile liability. Failure of Tenant to maintain insurance coverages required by this Lease for any time period during the Term or failure of Tenant to deliver evidence of insurance or copies of policies shall be material defaults under this Lease.

      16.4 TENANT'S PROPERTY. Tenant agrees that all personal property of whatever kind, including, without limitation, inventory and/or goods stored at or about the Premises, Tenant's trade fixtures and Tenant's interest in tenant improvements which may be at any time located in, on or about the Premises, the Building, whether owned by Tenant or third parties shall be at Tenant's sole risk or at the risk of those claiming through Tenant, and that Landlord shall not be liable for any damage to or loss of such property except for loss or damage arising from or caused by the sole gross negligence of Landlord or any of Landlord's officers, employees, agents or authorized representatives each acting within the scope of their authority. Tenant shall obtain and maintain policies of fire and extended coverage and sprinkler damage insurance covering the full replacement cost of all such property.

      16.5 LANDLORD'S INSURANCE. Landlord shall insure the Project (excluding, however, Tenant's furniture, equipment and other personal property) during the Term against loss or damage due to fire and other casualties covered within the classification of Special Form (All Risks) property insurance. Such coverage shall be in commercially reasonable amounts and with such commercially reasonable deductibles consistent with insurance customarily carried by landlords of comparable projects in the vicinity of the Project. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. If Tenant's conduct or use of the Premises other than for normal general office purposes causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase.

        16.6 FORM OF INSURANCE POLICIES. All insurance policies required of Tenant by this Lease shall be obtained from insurers doing business in California having a rating of A VIII or better in the Current issue of "Best's Insurance Guide". All loss payable clauses shall name Landlord as a loss payee and/or conform to the requirements of any mortgage lenders. Tenant's insurance may, provided Tenant obtains the prior written approval of Landlord (which approval shall not be unreasonably withheld), provide for deductibles in reasonable amounts. If Tenant requests approval of a deductible, Tenant shall provide evidence of financial responsibility reasonably satisfactory to Landlord to pay the deductible amount in the event of a loss. Any policy of insurance required to be maintained by Tenant Under this Lease may be maintained under a policy commonly referred to as a "blanket policy" insuring other parties and/or other locations; provided however, that the amount of insurance and the scope and type of coverage shall conform to the requirements contained in this Lease. Notwithstanding anything to the contrary contained in this Article 16, Tenant shall be allowed to self-insure against the types of losses required Linder this Article, provided that Tenant maintains a net worth of not less than One Hundred Million Dollars ($100,000,000). As a condition to Tenant's right to self-insure, Tenant shall provide Landlord with its most recent annual and/or quarterly report(s) showing that Tenant satisfies the financial threshold. All such quarterly report(s) shall have been certified Tenant's chief financial officer (or other officer with equivalent knowledge and authority) to be a materially accurate reflection of Tenant's net worth and financial condition as of the date of presentation of such report(s) to Landlord.

        16.7 EXEMPTION OF LANDLORD FROM LIABILITY. Except in the event of Landlord's negligence or willful misconduct, Tenant hereby agrees that Landlord (including Landlord's officers, trustees, partners, affiliates, directors, agents, management contractors and representatives (collectively referred to as "Landlord's Affiliates") shall not be liable for injury to Tenant's business or loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, Customers, or any other person in or about the Premises. Tenant further agrees that Landlord and Landlord's Affiliates shall not be liable for injury to the person of Tenant, Tenant's employees, agents or contractors or to Tenant's property, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, heating, ventilation, air conditioning, or lighting fixtures, or from any other cause, whether damage or injury results from conditions arising upon the Premises or upon other portions of the Building or the Project, or from other sources or places appurtenant to the Premises and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord and Landlord's Affiliates shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or the Project.

        16.8 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other from any and all liability for any loss, damage or injury to person or property occurring in, on or about or to the Premises, improvements to the Building, or person or property in, on or about or to the Premises, improvements to the Building or personal property within the Building by reason of fire or other casualty which is required: to be insured against, as stipulated in this Lease under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of Landlord or Tenant. Each party shall notify their insurance carrier of this waiver of subrogation. If Tenant's insurer fails to obtain a waiver of subrogation against Landlord, then Landlord's obligation to obtain a waiver of subrogation shall cease and terminate.

      16.9 WAIVER OF DAMAGES. Tenant hereby acknowledges that the City may from time to time impose certain restrictions which will affect Tenant, its employees and visitors during such times as it may chose to schedule/sponsor/cooperate with various municipal and or private party events. Such restrictions may provide for limited vehicular and pedestrian access to the Building, its parking facilities, and the public streets, sidewalks and rights-of-way surrounding them. Such restrictions may apply from before the commencement until after the conclusion of each event. Tenant acknowledges that such restrictions will interfere with vehicular and pedestrian access to the Building and its parking facilities. Tenant hereby waives all claims against Landlord for damages, losses and expenses of any kind whatsoever arising from or related to the imposition of such restrictions.

ARTICLE XVII. DAMAGE OR DESTRUCTION.

      If either the Building, the Project or the Premises should be partially or wholly destroyed or damaged by fire or other casualty and such damage or destruction cannot in Landlord's judgment be repaired or substantially restored within 180 days of the date of such damage or destruction, then Landlord shall so notify Tenant and either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within 30 days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty, provided that, if Tenant has made any alterations, additions or improvements pursuant to
Article 11 or if tenant improvements have been constructed at a cost in excess of costs paid or reimbursed by Landlord, then Tenant shall reimburse Landlord for the reasonable excess cost of reconstructing the same whether or not the cost of restoration exceeds the cost of initial construction. In the event of such reconstruction, rent shall be abated in proportion to the area of the Premises not capable of use by Tenant from the date of the casualty until substantial completion of the reconstruction repairs and this Lease shall continue in full force and effect for the balance of the Term.

      If the Project, the Building or the Premises should be damaged by fire or other casualty and, in Landlord's judgment, the Premises can be substantially restored within 180 days of the date of such damage, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty, provided that if Tenant has made any alterations, additions or improvements or if tenant improvements have been constructed for a cost in excess of amounts paid by Landlord, then Tenant shall reimburse Landlord for the excess cost of reconstructing the same whether or not the cost of reconstruction exceeds cost of initial construction. Rent shall be abated in the proportion which the approximate area of the damaged and destroyed portion of the Premises bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs.

      Notwithstanding anything else to the contrary contained in this Article 17, Landlord shall have no obligation to pay for the repair or restoration of damage or destruction to the Premises caused by fire or other casualty more than the amount of the insurance proceeds payable for the benefit of Landlord by reason of such damage or destruction, plus any amounts actually paid by Tenant for the excess of the cost of reconstructing tenant improvements over the original cost of such tenant improvements paid initially by Landlord.

ARTICLE XVIII. EMINENT DOMAIN.

        If the whole or any part of the Premises or appurtenant areas shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises or appurtenant areas not so taken to be untenantable and inadequate for use by Tenant, then this Lease shall terminate as of the date of such taking. If a part of the Premises and/or appurtenant areas shall be taken or conveyed but the portion, remaining after restoration can be made usable for Tenant's purposes, then this Lease shall not be terminated as provided for in this Article 18, but this Lease shall be terminated only as to the portion of the Premises (without consideration of appurtenant areas) taken or conveyed as of the date Tenant surrenders possession of such portion of the Premises, and Landlord shall make such repairs, alterations and improvements as may be necessary to render any part not taken or conveyed tenantable; provided, however, Landlord shall have no obligation to pay for such repairs, alterations and improvements more than the amount of such award payable for the benefit of Landlord for such taking, and the rent shall be reduced proportionately to the amount (based on square footage) of the Premises taken. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award. Tenant shall have no claim against Landlord or against the condemnor for the value of any unexpired portion of the term of this Lease or otherwise, and Tenant shall not be entitled to any part of any award that may be made for such taking. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and, relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property. It is further understood and agreed that neither the Tenant nor the Landlord shall have any rights in any award made to the other by any condemnation authority.

ARTICLE XIX. DEFAULTS AND REMEDIES.

        19.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

                (a) Tenant fails to pay any rent payment or other sum due under this Lease within five (5) days after written notice from Landlord that the same is past due and payable.

                (b) Tenant fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days (or such shorter time provided herein) after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within thirty (30) days and if Tenant commences such performance within said thirty-day (30) period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within sixty (60) days following Landlord's notice.

                (c) Tenant vacates or abandons, or fails to occupy the Premises, or any substantial portion thereof, for a period of thirty (30) days.

                (d) A trustee, disbursing agent, or receiver is appointed to take possession of all or substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty
(60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or all or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

                (e) A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

                (f) Immediately, in the event of any assignment, subletting or other transfer for which the prior written consent of the Landlord has not been obtained.

                (g) Immediately, in the event of discovery of any materially false or misleading statement concerning financial information submitted by Tenant to Landlord in connection with obtaining this Lease or any other consent or agreement by Landlord.

        19.2 LANDLORD'S REMEDIES. Upon the occurrence of any event of default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

                (a) Landlord may terminate this Lease and Tenant's right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises, or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord's interest under this Lease, shall not be deemed a termination of Tenant's right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. Notification of any default in Section
19.1 of this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure. If Landlord terminates this Lease and Tenant's right to possession of the Premises pursuant to this Subsection 19.2(a), then Landlord may recover from
Tenant:

                        (i) The worth at the time of the award of unpaid rent which had been earned at the time of termination; plus

                        (ii) The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (iii) The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                        (iv) Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease which in the ordinary course of things would be likely to result therefrom, including, without limitation, any reasonable legal expenses, brokers commissions or finders fees (in connection with reletting the Premises and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Term, including option periods, which is unexpired as of the date on which this Lease terminated), the costs of repairs, cleanup, refurbishing, removal and storage or disposal of Tenant's personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether or not notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.

        All computations of the "worth at the time of the award" of amounts recoverable by Landlord under Subsections (i) and (ii) hereof shall be computed by allowing interest at the maximum lawful contract rate per annum. The "worth at the time of the award" recoverable by Landlord under Subsection (iii) and the discount rate for purposes of determining any amounts recoverable under Subsection (iv), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank of California San Francisco at the time of the award plus one percent (1%). If Tenant tenders to Landlord sums in an offer of settlement of payment of any sums due under this Subsection 19.2(a) after Landlord has notified Tenant of exercise of the remedies under this Subsection 19.2(a), then the "worth at the time of the award" shall be determined at the time a lawful tender of payment of the entire amount of such sums by Tenant.

                (b) Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord. If Tenant has vacated the Premises and Landlord or any of its agents have reason to believe that Tenant does not intend to reoccupy the Premises, and current or past rent has been due or unpaid for at least fourteen
(14) consecutive days, then Landlord shall have the right to send Tenant a notice of belief of abandonment pursuant to Section 1951.3 of the California Civil Code. The Premises will be deemed abandoned, and the Tenant's right to possession of the Premises will terminate on the date set forth in such notice, unless Landlord receives (at its address for notices set forth in this Lease) before such date a notice from Tenant stating (i) Tenant's intent not to abandon the Premises, and (ii) an address at which Tenant may be served in any action for unlawful detainer of the Premises and/or damages and other relief available at law or in equity. If the Premises are deemed abandoned (either through the aforementioned procedure or due to any statement by Tenant to that effect) or if Landlord or any of its agents acts pursuant to a court order, then Landlord or any of its agents shall have the right, without terminating this Lease, to re-enter the Premises and remove all persons therefrom and any or all of Tenant's fixtures, equipment, furniture and other personal property (herein collectively referred to as "Property") from the Premises, without being deemed in any manner liable for trespass, eviction, or forcible entry or detainer, or conversion of Property, and without relinquishing any right given to Landlord under this Lease or by operation of law. If Landlord re-enters the Premises in such situation, all Property removed from the Premises by Landlord or any of its agents and not claimed by the owner may be handled, removed, or stored, in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Before retaking of any such Property from storage, Tenant shall pay to Landlord, upon demand, all reasonable expenses incurred in such removal and all storage charges against such Property. Any such Property of Tenant not so retaken from storage by Tenant within thirty (30) days after such Property is removed from the Premises shall be deemed abandoned and may be either disposed of by Landlord pursuant to Section 1988 of the California Civil Code or retained by Landlord as its own property.

                (c) Notwithstanding Landlord's right to terminate this Lease pursuant to Section 19.2(a), Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant's right to possession, and enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease pursuant to Section 1951.4 of the California Civil Code. In such event Landlord shall be entitled to recover from Tenant all reasonable costs of maintenance and preservation of the Premises, and all costs, including attorneys fees and receivers fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease. No reentry or taking possession of the Premises by Landlord pursuant to this Section 19.2(c) shall be construed as an election to terminate this Lease unless a written notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant. Landlord may at any time after default by Tenant elect to terminate this Lease pursuant to Section 19.2(a), notwithstanding Landlord's prior continuance of this Lease in effect for any period of time, and upon and after Tenant's default under this Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm, partnership, corporation or other business entity for such rent, for such time and upon such terms as Landlord, in its sole discretion, shall determine. Subject to the provisions of this Lease regarding assignment and subletting in Article 20, Landlord shall not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant regarding such reletting. Landlord may remove (and repair any damage caused by such removal) and store (or dispose of) any of Tenant's personal property, equipment, fixtures, and anything else Tenant is required (under this Lease at the election of Landlord or otherwise) to remove but does not remove, and Landlord may also make repairs, renovations, alterations and/or additions to the Premises to the extent deemed by Landlord necessary or desirable in connection with any attempt to relet the Premises. Tenant shall upon demand pay the cost of such repairs, alterations, additions, removal, storage and renovations, together with any reasonable legal expenses, brokers commissions or finders fees and any other expenses incurred by Landlord in connection with entry of the Premises and attempting to relet the Premises. If Landlord is able to relet the Premises for Tenant's account during the remaining portion of the Term and the consideration collected by Landlord from any reletting is not sufficient to pay monthly the full amount of rent and additional rent payable by Tenant under this Lease, together with any reasonable legal expenses, brokers commissions or finders fees, any cost for repairs, alterations, additions and renovations, and any other cost and expense incurred by Landlord in re-entering the Premises and reletting the Premises, then Tenant shall pay to Landlord the amount of each monthly deficiency upon demand. Any rentals received by Landlord from any such reletting shall be applied as follows:

                        (i) First, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord;

                        (ii) Second, to the payment of any costs of reentry and reletting the Premises;

                        (iii) Third, to the payment of costs of any such alterations, repairs, additions, removal, storage and renovations to the Premises;

                        (iv) Fourth, to the payment of rent due and unpaid under this Lease; and

                        (v) The residue, if any, shall be held by Landlord and applied as payment of future rent as the same may become due and payable under this Lease.

                (d) No act or omission by Landlord or its agents during the Term shall be an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Neither any remedy set forth in this Lease nor pursuit of any particular remedy shall preclude Landlord from any other remedy set forth in this Lease or otherwise available at law or in equity. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from breaching or defaulting under any of its obligations under this Lease other than the payment of rent or other sums due hereunder.

                (e) Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect the right of Landlord to any right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification or other obligations of Tenant are intended to be performed after termination of this Lease shall survive termination of this Lease and termination of Tenant's right to possession under this Lease.

        19.3 DEFAULT BY LANDLORD AND REMEDIES OF TENANT. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant (except in the case of emergency repairs to the Premises, in which case such repairs should be performed as soon as reasonably practicable); provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.

        Tenant shall not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset or abate rent, Tenant's sole recourse for Landlord's default being an action for damages against Landlord for damages proximately caused by Landlord's default. Tenant shall not have the right to terminate this Lease or to withhold, offset or abate the payment of rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord's consent or approval, including but not limited to any proposed assignment or subletting, Tenant's remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief or an action of actual damages. Tenant shall not in any case be entitled to any consequential or punitive damages based upon any Landlord default or withholding of consent or approval. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Building of which the Premises are a part for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this Lease, it being intended hereby that no other assets of Landlord or any of Landlord's Affiliates shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach.

        In the event of a sale or transfer of the Premises by Landlord, the Landlord named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations, it being intended hereby that such terms, conditions, covenants and obligations shall be binding upon Landlord, its successors and assigns only during and in respect of their successive periods of ownership during the Term.

        19.4 NON-WAIVER OF DEFAULT. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provision. No waiver of any default or breach of this Lease shall be held to be a waiver of any other or subsequent default or breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, no statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept any payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease or available at law or in equity.

ARTICLE XX. ASSIGNMENT AND SUBLETTING.

        Tenant covenants and agrees that neither all nor any part of Tenant's interest under this Lease shall be assigned, sublet, mortgaged, pledged or otherwise transferred (whether voluntarily, involuntary or by operation of law, or otherwise), without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant agrees that it shall not be unreasonable for Landlord to withhold its consent for any of the following reasons which are not exclusive:

                (a) The proposed assignee or sublessee is not a reputable party or does not have reasonable financial worth and/or financial stability in view of the responsibilities involved;

                (b) In the reasonable judgment of Landlord, the proposed assignee or sublessee is of a character or engaged in a business which is not in keeping with the standards of Landlord in the Project;

                (c) The proposed assignee or sublessee is a governmental authority (or a subdivision or agency thereof);

                (d) The terms of the proposed assignment or sublease will allow the assignee or sublessee to exercise a right of renewal or extension, right of expansion, right of first offer or other similar right held by Tenant; or

                (e) The proposed assignee or sublessee or any of its affiliates occupies space in the Project at the time of the request for consent.

        Landlord's consent may be made or withheld subject to such reasonable terms and conditions as Landlord considers necessary in order to protect its interest in the Premises, the Building and the Project, including but not limited to the following: that the proposed transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby such transferee shall assume and agree to perform and to be personally bound by and upon all the covenants, agreements, terms and conditions of this Lease on the part of Tenant to be performed and whereby such transferee shall expressly agree that the provisions of this Article, notwithstanding such assignment and transfer, shall continue to be binding upon it with respect to future assignments, subleases, and/or other transfers; and that Tenant shall continue to be liable to Landlord under this Lease for the terms, covenants, and conditions to be complied with by Tenant whether this Lease is assigned or sublet.

        If at any time Tenant desires to enter into an assignment or subletting, Tenant shall submit to Landlord in writing (i) the name of the proposed assignee or sublessee, (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require, and
(iii) the proposed sublease or instrument of assignment containing all of the terms and conditions of the proposed assignment or sublease. At any time within thirty (30) days after Landlord's receipt of Tenant's full submission (including any additional information Landlord may request), Landlord may by written notice to Tenant elect either to: (a) consent to the proposed sublease or assignment; or (b) withhold its consent to the proposed sublease or assignment.

        If Tenant shall assign this Lease or sublet any portion of the Premises, Tenant shall pay to Landlord as additional rent as and when received by Tenant:

                (a) In the case of an assignment, an amount equal to 50% of all consideration paid to Tenant by the assignee for or by reason of the assignment (less any reasonable improvement allowance and customary brokers' commissions actually paid by Tenant in connection with such assignment), whether paid in a lump sum or over time, including but not limited to any sums paid for personal property or services in excess of the fair market value thereof and sums paid for tenant improvements or fixtures;

                (b) In the case of a sublease, an amount equal to 50% of the amount by which the sublease rent and any other consideration paid to Tenant (less any reasonable improvement allowance and customary brokers' commissions actually paid by Tenant in connection with such sublease), whether paid in a lump sum or over time, including but not limited to any sums paid for personal property or services in excess of the fair market value thereof and sums paid for tenant improvements or fixtures, exceeds the rents payable which are proportionately allocable to the subleased premises based on the ratio of the area of the subleased premises to the area of the entire Premises.

        Tenant shall be deemed to have assigned its interest hereunder within the meaning of this Article if legal or beneficial interests representing 51% or more of the interests in either voting power, capital, or profits in any corporation, partnership, joint venture, or other entity comprising Tenant are transferred by any means.

        Notwithstanding anything to the contrary contained herein an assignment or subletting of all or a portion of the Premises to an affiliate (an "AFFILIATE") of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) or to Intuit Inc., shall not be deemed an assignment or sublease under this Lease, provided that Tenant notifies Landlord of any such assignment or sublease, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. No assignment or subletting permitted under this Section shall release Tenant or change Tenant's primary liability to pay Rent and to perform all other obligations of Tenant under this Lease. "CONTROL," as used in this paragraph, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

        If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anyone other than Tenant, without first obtaining Landlord's consent and complying with all conditions to such consent, then Tenant shall be in default under this Lease and Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved but no such assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of any default by Tenant or of the obligation of Tenant to perform all covenants and comply with all conditions contained in this Lease or a release of Tenant from the performance by Tenant of the covenants on the part of Tenant contained in this Lease.

        Tenant shall reimburse Landlord for any reasonable costs and expenses, including but not limited to legal expenses, incurred by Landlord in connection with its review of any proposed assignment or subletting, whether or not Landlord gives its consent.

        Landlord shall have the right to sell, transfer, or assign its interest hereunder, or any part thereof, without the prior consent of Tenant. After such sale, transfer, or assignment, Tenant shall attorn to such purchaser, transferee, or assignee.

ARTICLE XXI. SUBORDINATION AND ESTOPPEL.

        Landlord shall use commercially reasonable best efforts to obtain and deliver to Tenant as soon as reasonably practicable after execution of this Lease, a commercially reasonable non-disturbance agreement from Chase Manhattan Bank ("Chase"), Landlord's current mortgage holder, for the benefit of Tenant on the form provided by Chase, with such changes as are agreed to by Tenant and Chase. Subject to delivery of a non-disturbance agreement as provided in the next sentence, at the election of Landlord, or the holder of any mortgage or deed of trust affecting real property of which the Premises are a part, this Lease and all of the rights of Tenant hereunder shall be subject and subordinate at all times to all deeds of trust or mortgages which may now or hereafter affect the real property of which the Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. At the request of Landlord or the holder of such mortgage or deed of trust, Tenant shall execute, acknowledge and deliver promptly in recordable form any commercially reasonable instrument or subordination agreement that Landlord or such holder may request; provided, however, that such instrument shall include a provision requiring the purchaser at any foreclosure sale or other execution sale to continue this Lease in full force and effect in the same manner as if such purchaser were the Landlord so long as Tenant is not otherwise in default beyond any applicable cure periods and requiring Tenant to attorn to such purchaser. If Tenant fails to execute such instrument within ten (10) business days after a request to do so, such failure shall be a material default under this Lease.

        Within ten (10) business days after request therefor by Landlord, Tenant agrees to execute and deliver in recordable form an estoppel certificate to any holder of a mortgage or proposed mortgage or proposed purchaser or to Landlord certifying (if such is the case) that this Lease is unmodified and in full force and effect (and if there has been any modification, that the same is in full force and effect as modified and stating the modifications); that there are no uncured defaults by Landlord; that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; stating the date to which rent and other sums due hereunder are paid; and containing such other statements regarding this Lease, the Premises or Tenant as Landlord, the proposed mortgagee or purchaser shall reasonably require. Such certificate shall also include such other information and agreements by Tenant to protect the security interest of any lender as may be required or requested by such lender. The failure by Tenant to deliver any such certificate within ten (10) business days after request therefor shall be deemed to constitute the certification by Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord, that no rent or other payment has been paid more than one month in advance, and that there are no uncured defaults by Landlord and there are no defenses or offsets against the enforcement thereof.

ARTICLE XXII. NOTICES.

        Any and all notices, approvals or demands required or permitted under this Lease shall be in writing and shall be served either personally or by United States Certified Mail, postage prepaid, return receipt requested. If served personally service shall be deemed conclusively to occur at the time of service. If served by Certified Mail, service shall be deemed conclusively to occur on the third business day after the postmark, postage meter date, or the date stamped by the United States Postal Service on a certified mail receipt provided such item of mail reflects the correct postage and the latest known address of the party to whom such notice or demand is to be given. Such item of mail shall be presumed to have the correct postage the latest known address of the addressee and to have been mailed on the date asserted by the party giving notice. The burden of proving improper postage and/or address and/or date shall be on the party seeking to prove improper notice. Any notice or demand to each respective party shall be sent to their addresses as set forth in the Basic Lease Provisions, or to such other address (or additional recipients) of which such party shall advise the other in writing in the manner provided in this Article; provided, however, that any notice or demand made upon Tenant may be made and shall be complete if delivered to the Premises. All notices to Landlord shall be deemed incomplete and not made unless delivered to each of the addresses set forth in the Basic Lease Provisions and/or such other address or addresses as Landlord shall advise Tenant by delivery of written notice to Tenant in accordance with this Section.

ARTICLE XXIII. BROKERS.

        Landlord and Tenant warrant to each other that neither party has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except the broker listed in the Basic Lease Provisions whose commission shall be payable by Landlord, and neither party knows of any other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Landlord or Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, the party who dealt with such other person or broker shall be solely responsible for the payment of any fee due such person or broker and such person shall hold the other party to this Lease free and harmless, against any liability in respect thereto, including attorneys fees and costs.

ARTICLE XXIV. HOLDING OVER.

        If Tenant holds over after the expiration or earlier termination of the term of this Lease without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Section 4.2 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions specified in this Lease, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease or waiver of any default or circumstances of termination. The foregoing provisions of this Article are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord otherwise provided in this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any reasonable attorneys' fees and other costs of legal proceedings.

ARTICLE XXV. MISCELLANEOUS.

        25.1 RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit "D", and all reasonable and non-discriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations.

        25.2 INTERPRETATION. This Lease shall be construed fairly as to all parties and not in favor of or against any party regardless of which party prepared this Lease. This Lease and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of California and any issue or proceeding arising out of this Lease shall be determined by a court of competent jurisdiction in the County of Los Angeles, California.

        25.3 SUCCESSORS AND ASSIGNS. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods of ownership during the term of this Lease.

        25.4 SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

        25.5    ATTORNEYS' FEES.

                (a) If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorneys fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. Furthermore, if Tenant defaults beyond the applicable cure period under Article XIX above and Landlord serves Tenant with any notice to "pay rent or quit" or "cure a covenant or quit" or any similar notice pursuant to California law, then Tenant shall immediately reimburse Landlord for its reasonable attorneys' fees and costs in connection therewith whether or not any action is filed with respect thereto. The "prevailing party" in any action involving recovery of possession of the Premises shall be the Landlord if it recovers the right to possession, shall be the Landlord if it does not recover the right to possession but does obtain an award of damages against Tenant and shall be Tenant if Tenant retains the right to possession and does not suffer an award of damage against itself.

                (b) If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder and not due to Landlord's default, Tenant shall pay to Landlord its costs and, expenses incurred in such suit, including reasonable attorneys' fees.

        25.6 PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) business days after notice thereof by Landlord, Landlord may, without the obligation to do so and/or waiving or releasing Tenant from its obligations, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at twelve percent (12%) per annum, from the date of such payment by Landlord, shall be payable by Tenant to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Article 19 hereof.

        25.7 MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant shall notify, by registered or on certified mail, any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant prior to such default, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (not to exceed sixty (60) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

        25.8 WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

        25.9 IDENTIFICATION OF TENANT. If more than one person executes this Lease as Tenant:

                (a) Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

                (b) The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant and binding upon any guarantor with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed or consented.

        25.10 PARKING. Tenant shall be entitled to the number of unreserved parking spaces set forth in the Basic Lease Provisions. Such parking spaces shall be provided to Tenant during the Term free of charge. The use by Tenant, its employees and invitees of the parking facilities of the Project shall be subject to such reasonable rules and regulations as from time to time are established by Landlord or Landlord's parking operator. The number of parking spaces shall be subject to reasonable adjustment by Landlord if such adjustment is required by any governmental authority in connection with any traffic or pollution or other control program of such governmental authority.

        25.11 SIGN AND DIRECTORY BOARD. Tenant shall be entitled to one (1) slot on the Building monument sign, as designated by Landlord. Such sign shall conform to sign plans approved by Landlord, and comply with all applicable laws, statutes, regulations, ordinances and restrictions, including but not limited to, any permit requirements. Tenant shall install and maintain said sign in good condition and repair at its sole cost and expense during the entire Term, as the same may be extended for any Extension Term in accordance herewith. Additionally, Tenant shall be entitled to one (1) directory strip on the Building directory board. Except as hereinabove mentioned, Tenant shall not place, erect or maintain or cause to be placed, erected or maintained on or to the roof or any exterior door, wall or window or the roof of the Premises or the Building, or on or to the glass of any window or door of the Premises, or on or to any sidewalk or other location outside the Premises, or within any entrance to the Premises, any sign, decal, banner, placard, or any other advertising matter of any kind or description. Tenant shall repair, at its sole cost and expense, any damage to the Building and Premises caused by the erection, maintenance or removal of any sign or other attachment.

        25.12 CAPTIONS, NUMBER, GENDER, AND JOINT AND SEVERAL LIABILITY. The article, title or section headings of the various provisions of this Lease are intended solely for convenience of reference and shall not in any manner amplify, limit or modify or otherwise be used in the interpretation of any of such provisions. As used in this Lease, the masculine, feminine, or neuter gender and the singular or plural number shall be deemed to include the other whether the context so indicates or requires. If Tenant consists of more than one person or entity, they and each of them shall be bound jointly and severally by the terms, covenants and conditions of this Lease. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document.

        25.13 LEASE EXAMINATION. Submission of this instrument for examination or signature by Tenant does not constitute an offer or option to lease, and it shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        25.14 TIME IS OF THE ESSENCE. Time is of the essence of this Lease in all circumstances where time is an element.

        25.15 ENTIRE AGREEMENT. This Lease, together with its exhibits and attachments referenced herein, which are incorporated herein by such reference and shall constitute a part of this Lease, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions of this Lease, all prior agreements, promises, representations, negotiations, and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein, except for representations of financial condition of Tenant delivered to Landlord upon which Landlord has relied in connection with leasing of the Premises or consent to any matter.

        25.16 SEVERABILITY. If any provision of this Lease, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall not affect (to the maximum extent permissible by law) any other provision of this Lease, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Lease as whole.

        25.17 RECORDING. Neither Landlord nor Tenant shall attempt to record this Lease or any memorandum or short form of this Lease.

        25.18 MODIFICATIONS FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Building or the Project any lender or proposed lender shall request reasonable modifications in this Lease as a condition to such financing, then Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially, adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

        25.19 PAYMENTS TO AFFILIATES. Nothing in this Lease shall be construed to prevent Landlord from paying for services rendered or materials delivered with respect to the Building, the Project or to the Premises (including, without limitation, management services and contracting out capital improvements or other capital repairs or construction items) by affiliates of Landlord or its beneficiary, provided that the fees or costs of such services and materials are at market rates in the metropolitan area of which the Project is a part. All such fees or costs paid by Landlord to such affiliates shall be deemed to constitute expenses of maintenance and repair on the same terms and conditions as if such fees and costs were paid to non-affiliates of Landlord or its beneficiaries.

        25.20 INABILITY TO PERFORM. Neither party shall be in default hereunder if such party is unable to fulfill any of its obligations under this Lease, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, provided the obligated party is prevented or delayed from so doing by any accident, breakage, repair, alteration, improvement, strike or labor troubles, moratorium, war, civil unrest, act of God, or any outside cause whatsoever beyond the reasonable control of the obligated party, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of law or any rule, order or regulation of any department or subdivision thereof of any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war, hostilities, or other emergency. The performance by each party of its covenants contained in this Lease shall be independent of the other party's covenants contained in this Lease. The failure of Landlord to perform its covenants under this Lease shall not relieve Tenant of its covenants to pay rent and perform under this Lease or entitle Tenant to any offset or abatement of rent, and Tenant waives the benefit of any statute or rule of law now or hereafter in effect to the contrary. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable under any circumstances for any consequential damages, including without limitation, lost profits.

        25.21 INTEREST. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until the date paid at the annual rate of twelve percent (12%); provided, however, that such rate shall not exceed the maximum contract rate permitted by law. The payment of such amount shall not excuse or cure any default of Tenant under this Lease except as to the non-payment of such amount.

        25.22 THE COMMON AREAS. The term "Common Areas" refers to the areas of the Building and the realty in the Project which are designed for use in common by all tenants of the Building and the Project and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways, stairwells, elevators, restrooms, sidewalks, driveways, parking areas (subject to the right of Landlord or its parking operator to control access thereto, charge for its use), landscaped areas and other areas as may be designated as part of the Common Areas. The Premises shall include the non-exclusive right to use the Common Areas in common with and subject to the rights of other tenants in the Building and the Project and the rules and regulations established by Landlord.

        25.23 AUTHORIZED SIGNATORY. If either party signs as a corporation, each person executing this Lease on behalf such party does hereby covenant and warrant that the corporation is a duly authorized and existing corporation, that the corporation has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, that each person executing this Lease on behalf of the corporation is authorized to do so, and that such execution is fully binding on the corporation. If either party signs as a partnership, joint venture, or sole proprietorship (each being herein called "Entity") each person executing on behalf of such Entity does hereby covenant and warrant that the Entity is a duly authorized and existing Entity, that the Entity has full right and authority to enter into this Lease, that each person executing this Lease on behalf of the Entity is authorized to do so, and that such execution is fully binding on the Entity and its partners, joint venturers, or principal, as the case may be.

        25.24 COVENANTS AND CONDITIONS. Each provision of this Lease required to be performed by Tenant and Landlord shall be deemed both a covenant and a condition.

        25.25 RESERVATIONS OF LANDLORD. Landlord shall have the right to change the name, number or designation of the Building or the Project without notice or liability to Tenant. In addition, Tenant shall not, without Landlord's prior written consent, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant and the Premises, and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other parts of the Common Area in the Building or the Project, and Landlord reserves the right at any time to make alterations or additions to the Building and to build adjoining the same, provided such alterations or additions do not materially adversely interfere with Tenant's occupancy of the Premises. Landlord reserves the right to construct other buildings or improvements in the vicinity of the Building from time to time, to make alterations thereof or additions thereto, and to build additional stories on any such buildings and to build adjoining the same, provided such alterations or additions do not materially adversely interfere with Tenant's occupancy of the Premises. Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air or view is included in the leasing of the Premises to Tenant. Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

        25.26 QUIET ENJOYMENT. Subject to payment of all rents and other sums required of Tenant under this Lease and observance and performance of all of the covenants, terms and conditions required to be performed on the Tenant's part and subject to the rights of any mortgagee or ground lessor having priority over this Lease,

Tenant shall peaceably hold the Premises for the Term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

        25.27 AMENDMENT. No amendment or addition, modification of or alteration of any provision contained in this Lease shall be effective unless fully set forth in writing and executed by Landlord and Tenant.

        25.28 CUMULATIVE RIGHTS. All rights, elections and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or equity, whether or not stated in this Lease.

        25.29 FINANCIAL STATEMENTS. Tenant represents and warrants that all financial statements and financial information provided to Landlord prior to execution of this Lease or in connection with obtaining any consent are true and correct and accurately reflect the financial condition of the person or entity covered by such statements as of the date of such statements and that no material adverse change has occurred since such date. Tenant further agrees to provide additional financial statements certified to be true and correct and accurately presenting Tenant's financial condition as of Tenant's last annual and quarterly accounting periods as from time to time requested by Landlord in connection with any proposed sale or financing of the Project within fifteen
(15) days after such request.

        25.30 WAIVER of RIGHT TO TRIAL BY JURY. Tenant waives the right to trial by jury.

        25.31 CONFIDENTIALITY. Tenant acknowledges that the terms and provisions of this Lease and any related documents and all other matters relating hereto or thereto are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

        25.32 BUILDING ACCESS. Tenant shall have access to the Premises and the Building twenty-four (24) hours per day, seven (7) days per week, fifty-two
(52) weeks per year.

ARTICLE XXVI. MUST TAKE SPACE.

      Tenant hereby agrees to add to the Premises approximately 1,718 additional rentable square feet of space located on the first (1st) floor of the Building, commonly known as Suite 105, which space is contiguous to the original Premises ("Must Take Space"). The effective date of Tenant's lease of the Must Take Space shall be the date Landlord delivers the Must Take Space (the "Must Take Space Commencement Date) to Tenant which date is anticipated to be February 1, 2000, or, if the tenant currently occupying the Must Take Space exercises one or both of its options to extend its lease of the Must Take Space, then either May 1, 2000 or August 1, 2000, as applicable. Tenant's lease of the Must Take Space shall be on the same terms and conditions as in effect with respect to the original Premises throughout the Term, including, without limitations the same Annual Basic Rent rate (per rentable square foot) as then applies to the original Premises. On the Must Take Space Commencement Date Tenant's Building Expenses Percentage shall be increased to the percentage set forth in item e(2) of the Basic Lease Provisions to take into account the additional number of rentable square feet of the Must Take Space. The Lease Term for the Must Take Space and Tenant's obligation to pay rent with respect to the Must Take Space shall commence upon the Must Take Space Commencement Date and shall expire coterminously with the Term for the original Premises, as the same may be extended in accordance with

Section 2.6 of this Lease. Any improvements to the Must Take Space desired by Tenant shall be made by Landlord at Landlord's cost and expense subject to the terms and provisions of the Work Letter Agreement attached hereto as Exhibit "B"; provided that such improvements are included in the Plans (as defined in the Work Letter Agreement) for the Tenant Improvements for the original Premises. Landlord shall not be liable to Tenant or otherwise be in default hereunder in the event that Landlord is unable to deliver the Must Take Space to Tenant on the projected delivery date thereof due to any force majeure event or other reason beyond the reasonable control of Landlord, including without limitation, the failure of any other tenant to timely vacate and surrender to Landlord such Must Take Space, or any portion thereof; provided, however, Landlord agrees to use its commercially reasonable efforts to enforce its right to possession of such Must Take Space against such other tenant. Promptly after Landlord's delivery of the Must Take Notice to Tenant, Landlord and Tenant shall execute an amendment to this Lease adding the Must Take Space to the Premises upon the terms and conditions set forth in this Article 27. Notwithstanding the foregoing, if Landlord is unable to tender possession of the Must Take Space to Tenant by August 1, 2000, subject to extension for delays caused by force majeure (for the purposes of this Lease, "delays caused by force majeure" means delays caused by events beyond Lessor's control including, but not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions), Tenant's obligation to lease the Must Take Space shall, at Tenant's election, terminate upon written notice to Landlord given prior to August 10, 2000; provided, that if such Must Take Space is not tendered to Tenant at least twenty-four months prior to the expiration of the initial Term, then Tenant shall not be required to take the Must Take Space. If Tenant elects to terminate Tenant's obligation to lease the Must Take Space in accordance herewith, then this Article XXVI shall be of no further force or effect without any action on the part of either party and without any liability of either party. If Tenant does not send such notice of election to terminate Tenant's obligation to lease the Must Take Space by August 10, 2000, Landlord shall continue to use commercially reasonable efforts to cause the existing tenant to vacate the Must Take Space as soon as possible and upon such existing tenant's vacation Landlord shall tender possession of the Must Take Space to Tenant and Tenant shall accept possession of the same at such time.

ARTICLE XXVII. RIGHT OF FIRST OFFER.

      Subject to any rights granted to tenants occupying the Project prior to Tenant, and provided that Tenant is not in default under the terms of this Lease, beyond the applicable notice and cure periods, Tenant shall have a one-time right ("First Offer Right") to lease approximately 3,514 rentable square feet of space located on the first (1st) floor of the Building, commonly known as Suite 130, which space is contiguous to the Premises (the "First Right Space") if the First Right Space comes available for lease during the term of this Lease, as the same may be extended. Landlord shall give Tenant a one-time written notice ("Offer Notice") of the availability of the First Right Space, which Offer Notice shall include a summary of the economic terms for which Landlord is willing to enter into a lease of the First Right Space. The parties agree that for the purposes of the foregoing, "economic terms" means all terms relating to rent, additional rent (including all triple net charges), tenant improvements and any other term or provision relating to the total cost to Landlord and charges to Tenant for the First Right Space. The parties acknowledge and agree that except with respect to such economic terms, all of the terms and provisions of this Lease shall apply to any lease by Tenant of the First Offer Space. Tenant shall have seven (7) days after receipt of the Offer Notice to exercise its First Offer Right and expand the Premises to include the First Right Space referred to in the Offer Notice by giving Landlord written notice of Tenant's election to exercise its First Offer Right. Upon receipt by Tenant of the Offer Notice, if Tenant desires to lease the First Right Space but objects to the economic terms set forth in the Offer Notice, Landlord and Tenant shall negotiate in good faith in an attempt to reach an agreement with respect to the terms for Tenant's lease of the First Right Space. If Landlord and Tenant are unable to agree on the basic terms of a lease of the

First Right Space within seven (7) days after Landlord's delivery of the Offer Notice, Landlord shall thereafter be free to lease such space to any third party on such terms and conditions that Landlord deems appropriate in its sole and absolute discretion; provided, however, such terms and conditions shall not (without first offering the same to Tenant with an opportunity to accept the same within five (5) days following such offer) include economic terms and conditions which equate to less than eighty-five percent (85%) in terms of quantifiable value to that which was offered to Tenant. If Landlord and Tenant are able to agree on the basic terms of a lease of the First Right Space within the prescribed time periods, Landlord and Tenant shall thereafter, within a reasonable period of time not to exceed fourteen (14) days, execute an amendment to this Lease memorializing such agreed upon terms and adding the First Offer Space to the Premises.

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:                              TENANT:

STARWOOD/SVP L.L.C.,                   COMPUTING RESOURCES INC.,
an Arizona limited liability company   a Nevada corporation

By:  SVP V L.L.C.,
     an Arizona limited liability      By: /s/ [Signature Illegible]
     company, Administrative Member       --------------------------------------
                                       Its:  C.E.O.
                                           -------------------------------------

     By:  /s/ MARK A. SCHLOSSBERG      By:  /s/ [Signature Illegible]
          -----------------------         --------------------------------------
          Mark A. Schlossberg          Its:  President
          Authorized Agent                 -------------------------------------

                                   EXHIBIT "A"

                             DESCRIPTION OF PREMISES









                                  [FLOORPLAN]














                                  Exhibit A - 1

                                   EXHIBIT "B"

                              WORK LETTER AGREEMENT

        This Work Letter Agreement is an Exhibit to the Lease between Landlord and Tenant to which this Work Letter Agreement is attached as Exhibit "B".

        1. SPACE PLANNING. On or before May 5, 1999, Tenant shall provide sufficient information to Landlord and to the space planner designated by Landlord to enable such space planner to prepare architectural plans, drawings and specifications (the "Plans") for the Tenant Improvements to be initially installed in the Premises and the Must Take Space by Landlord pursuant to this Work Letter Agreement. Landlord shall submit the Plans to Tenant for Tenant's initial approval within five (5) business days after receipt from the space planner. Tenant agrees that the Plans shall be the complete and final layout, plans and specifications for the Premises and the Must Take Space showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting and other improvements to the Premises and the Must Take Space beyond the shell and core improvements provided by Landlord. Tenant further acknowledges and agrees that the improvements shown in the Plans shall
(i) be compatible with the shell and core improvements and the design, construction, the equipment of the Building and the Landlord's building standards established from time to time, (ii) comply with all applicable laws, rules, regulations, codes and ordinances, and (iii) be subject to the approval of Landlord which approval shall not be unreasonably withheld.

        2.      APPROVAL OF Plans.

                (a) LANDLORD'S COST ESTIMATE. As soon as practicable after receipt, but in any event within seven (7) days, of Tenant's initial approval Landlord shall submit to Tenant a written non-binding itemized estimate of the costs of all improvements shown in the Plans. If Landlord disapproves any portion of the work to be performed in accordance with the Plans, Landlord and Tenant shall promptly take all such action as may be reasonably required to modify any aspect of the Plans so as to be reasonably satisfactory to Landlord and Tenant and in accordance with the standards in Paragraph 1 of this Work Letter Agreement.

                (b) FINAL APPROVAL BY TENANT. Within five (5) business days after receipt of Landlord's written non-binding cost estimate and description of any Tenant Delay, Tenant may modify or revise the Plans in any manner desired by Tenant to decrease the Cost of the Tenant Improvements or minimize the amount of the Tenant Delay. Such modifications and revisions shall be subject to Landlord's reasonable approval and shall be in accordance with the standards set forth in Paragraph 1 of this Work Letter Agreement. Within ten (10) business days after receipt of Landlord's written cost estimate and description of Tenant Delay, Tenant shall give its final approval of the Plans to Landlord which shall constitute authorization to commence the construction of the Tenant Improvements in accordance with the Plans, as modified or revised. Tenant shall signify its final approval by signing a copy of each sheet or page of the Plans and delivering such signed copy to Landlord. If Tenant does not approve the Plans and authorize Landlord to proceed with the construction of the Tenant Improvements within the period of time specified in this Paragraph, any delay in completion of the construction of Tenant Improvements as a result thereof shall be deemed a Tenant Delay and notwithstanding anything to the contrary


                                   Exhibit B-1
                        set forth in the Lease or this Work Letter Agreement and regardless of the actual date of the substantial completion of the Tenant Improvements, the Commencement Date shall be advanced by the number of days of any such Tenant Delay. If Tenant delays final approval and authorization to commence with construction of Tenant Improvements for a period of thirty (30) days beyond the period of time specified in this Paragraph, then such delays shall be an event of default by Tenant under the Lease and Landlord may, in addition to all of the other remedies which it may have under the Lease, terminate the Lease.

        3. COMPLETION OF CONSTRUCTION OF TENANT IMPROVEMENTS. As soon as practicable following receipt of Tenant's final approval of the Plans and authorization to proceed with construction, Landlord shall submit the Plans to the appropriate governmental agency for issuance of a building permit or other required governmental approval prerequisite to construction. Following approval of the Plans by governmental authorities and receipt of all required permits, Landlord shall select a contractor to commence construction of Tenant Improvements and proceed to complete such construction in a workmanlike manner; provided, however, that Landlord shall not commence any Tenant Improvements to the Must Take Space until the current tenant occupying the Must Take Space vacates the Must Take Space and surrenders the Must Take Space to Landlord. In connection with completion of construction of the Tenant Improvements, Landlord shall remove and relocate any equipment or personal property left on the Premises by the previous tenant, including without limitation, the previous tenant's telephone equipment located in the phone closet at the Premises.

        4. TENANT Delay. "Tenant Delay" shall include without limitation, any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant's failure to comply with the provisions of this Work Letter Agreement, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing items of materials or other components of the construction of Tenant Improvements, including, without limitation, mill work, which are not used in the construction of Tenant Improvements in accordance with Landlord's building standards and which causes a delay in the substantial completion of the Tenant Improvements beyond the time when such improvements would otherwise be completed if constructed in accordance with the standards used in the remainder of the Building (iii) delay in work caused by submission by Tenant of a request for any Change Order following Tenant's approval of the Plans, or (iv) any additional time, as reasonably determined by Landlord, required for implementation of any Change Order with respect to the Tenant Improvements.

        5.      COST OF WORK.

                (a) TENANT IMPROVEMENT ALLOWANCE. Landlord shall pay the cost of work to construct all Tenant Improvements in accordance with the approved plans. The cost of permits and services of engineers, architects, space planners and other consultants and the fees paid to the contractor shall be included in the cost of work.

                (b) COSTS OF TENANT DELAY. Tenant shall bear the net increase in the cost of work for the construction of Tenant Improvements incurred by reason of any Tenant Delay or any Change Order requested by Tenant.

                (C) PAYMENTS TO LANDLORD. Tenant shall pay any sums due to Landlord under this Paragraph within twenty (20) days of demand and receipt of reasonable documentation.

        6. CHANGE ORDERS. Tenant may request a change, addition or alteration in the Tenant Improvements as shown by the Plans after its final approval of such Plans (a "Change Order") by delivery of a written request to Landlord. Landlord's space planner


                                   Exhibit B-2
shall complete all working drawings necessary to show the change, addition or alteration. Landlord shall promptly give Tenant a written description of the changes requested by Tenant incorporated in a Change Order for approval by Tenant together with an estimate of the Tenant Delay caused by such Change Order and an estimate of the cost of work to implement the Change Order. Following the receipt of the description of the Change Order and the estimates, Tenant shall deliver to Landlord Tenant's written approval of the Change Order and authorization to proceed with the work as shown by the Change Order. Landlord may, but shall not be obligated to, order the contractor to stop work until after approval of the Change Order by Tenant if Landlord reasonably determines that such delay is necessary or desirable to incorporate the Change Order.
Any delay caused by such work stoppage shall constitute Tenant Delay.

        7.      SUBSTANTIAL COMPLETION AND PUNCH LIST ITEMS.

                (a) DATE OF SUBSTANTIAL COMPLETION. Substantial completion of construction of Tenant Improvements shall be defined as the later of (i) the date of issuance of a certificate of occupancy or other approval of occupancy of the Premises by the appropriate governmental authority if any, and (ii) date upon which Landlord's space planner or other consultant furnishes Landlord and Tenant with a certificate stating that the Tenant Improvements have been substantially completed in accordance with the Plans, except for such items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant's use of the Premises (so called "Punch List" items).

                (b) COMPLETION OF PUNCH LIST ITEMS. Within fifteen (15) days after receipt of the certificate of substantial completion, Tenant shall supply to Landlord a written Punch List setting forth all corrective work to the Tenant Improvements which Tenant believes is required to be performed. Landlord shall perform all such corrective work to the extent necessary to complete construction of the Tenant Improvements in accordance with the Plans as determined by Landlord's space planner or other consultant as soon as practical after receipt of the Punch List. If Tenant does not deliver a Punch List within such fifteen (15) day period, Tenant shall be deemed to have accepted the Premises in their entirety, and Landlord shall have no further obligation with respect to completion of any construction of Tenant Improvements or any other alteration, modification or change of the Premises after certification by Landlord's space planner or other consultant that items set forth in the Punch List have been completed.

        8. WARRANTIES. Following completion of the Tenant Improvements and Tenant's occupancy of the Premises, Landlord shall assign to Tenant all warranties and rights with respect to the repair and replacement of defective Tenant Improvements which it holds against the contractor or other parties and shall thereafter cooperate with Tenant in enforcing the same; provided, that notwithstanding anything to the contrary contained herein, for a period of one
(1) year after the Commencement Date, Landlord shall repair or replace, as necessary, any latent defect in the Tenant Improvements not arising out of Tenant's acts or misuse. Upon expiration or early termination of this Lease, all such warranties and rights shall automatically revert to Landlord and Tenant shall execute and deliver to Landlord all such documents reasonably requested by Landlord to document such reversion.


                                   Exhibit B-3

                                   EXHIBIT "C"

                      STANDARDS FOR UTILITIES AND SERVICES

        This Exhibit "C", Standards for Utilities and Services, supplements the Lease between Landlord and Tenant to which this Exhibit is attached.

        Landlord shall provide the utilities and services set forth in this Exhibit at all times during the Term of the Lease subject to the provisions of the Lease concerning Landlord's inability to supply such utilities and services due to causes beyond Landlord's control. Landlord reserves the right to adopt such reasonable non-discriminatory modifications and additions to the following standards as it deems necessary and appropriate from time to time, provided, that such modifications and additions do not materially decrease the quality of service provided by Landlord or materially increase Tenant's obligations under the Lease. Landlord shall not be obligated to supply any utilities or services to Tenant at any time during which Tenant is in default under the terms of the Lease beyond any applicable notice and cure periods.

        1. Landlord shall provide automatic elevator services on Monday through Friday from 7:00 a.m. to 7:00 p.m.; provided, however, that Landlord shall not be obligated to provide such elevator services on any day which is designated as a federal holiday or on any Saturday which precedes or follows any federal holiday (such times referred to in this Exhibit as "Business Hours"). At all other times Landlord shall provide at least one elevator operated by security personnel or by an automatic security access system.

        2. Landlord shall provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning ("HVAC") when and to the extent in the judgment of Landlord any such sources may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting or receptacle load for Tenant's equipment and fixtures exceed those listed in Paragraph 3 of this Exhibit, if the Premises are used for other than general office purposes or if the building standard blinds and curtains in the Premises are not used and/or closed to screen the rays of direct sunlight.

        3. Landlord shall furnish to the Premises during Business Hours electric current with adequate power for routine lighting and operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and similar devices which operate on 110 volt alternating current electrical power with demands, wattages and ampere draws which do not exceed the reasonable capacity of building standard office lighting and receptacles and are not in excess of limits imposed or recommended by governmental authorities. Landlord shall replace bulbs and/or ballasts in building standard florescent lighting fixtures within the Premises. Tenant shall be responsible for replacing all other non-building standard items (non-standard bulbs, ballasts, ceiling tiles, etc.). Landlord shall furnish to the lavatories within the Premises or within the Common Areas water for normal lavatory and drinking purposes.

        4. No data processing equipment, photocopying machines or other special electrical equipment, air conditioning systems, heating systems, or space heaters shall be installed nor shall any changes be made to the HVAC, electrical or plumbing systems in the Building without the prior written approval of Landlord in accordance with the provisions of the Lease governing alterations requested by Tenant. Tenant shall not without the prior written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus, machines or devices in the Premises including without limitation photocopier or duplicating machines, computers, printers, vending machines, or other equipment which uses current in excess of 110 volts AC or which has a demand, wattage or ampere draw which exceeds the electrical systems installed in the


                                   Exhibit C-1

Building or in any way which will increase the amount of electricity or water usually supplied for the use of the Premises for general office purposes.

        5. Landlord may impose reasonable conditions upon any consent for use of any apparatus, machine or device which exceeds the limitations set forth in this Exhibit. Tenant agrees to cooperate fully with Landlord at all times to abide by all regulations and requirements which Landlord may prescribe for proper functioning and protection of the Building HVAC, electrical and plumbing systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating or cooling of the Building.

        6. Landlord shall provide janitorial services to the Premises comparable to janitorial services customarily provided by comparable landlords in comparable buildings on each day Monday through Friday (except federal holidays) provided the Premises are used exclusively for the uses permitted by the Lease and are kept in reasonable order by Tenant. Tenant shall pay to Landlord any extra cost for cleaning or removal of any rubbish or garbage to the extent the nature or amount of such cleaning, refuse or garbage exceeds, in Landlord's reasonable judgment, the amount which is generally produced by use of the Premises for general office purposes.


                                   Exhibit C-2

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the non-performance of any of the Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

        1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon termination of the Lease, all keys to the Building and the Premises shall be surrendered to Landlord.

        2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

        3. Tenant shall have access to the Premises and the Building twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Los Angeles area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building Register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged a pass for access to the Building. The Landlord and Landlord's Affiliates shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property. Landlord acknowledges that Tenant shall have the right to install its own key lock system, card key system and/or other security system in the Premises, at Tenant's sole cost and expense, and subject to the provisions of
Article XI of the Lease, including but not limited to submission to Landlord of detailed plans and specifications, if any (or, if installed in connection with the initial Tenant Improvements, the provisions of the Work Letter Agreement attached to the Lease as Exhibit B), and Landlord shall cooperate with Tenant in connection with Tenant's installation thereof.

        4. No furniture, freight or equipment (excluding reasonable quantities of ordinary office supplies) of any kind shall be brought into the Building without prior notice to Landlord. All moving of the same into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.


                                   Exhibit D-1

        5.      Intentionally deleted.

        6. Landlord shall have the right to control and operate the public portions of the Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of Tenants, in such manner as is customary for comparable buildings and projects in the greater Los Angeles area.

        7. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or agent of Landlord to prevent same.

        9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

        10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

        11. No vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        12. Tenant shall not use or keep in or on the Premises of the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

        13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent from Landlord.

        14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

        15. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

        16. No cooking shall be done or permitted by any Tenant on the Premises (except for warming food and beverages in a microwave oven), nor shall the Premises be used for the storage of merchandise, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment may be used in the Premises for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable Federal, state and city laws, codes, ordinances, rules and regulations.

        17. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises, such approval not to be unreasonably withheld or delayed. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord, such approval not to be unreasonably withheld or delayed.


                                   Exhibit D-2

        18. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        19. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

        20. In all carpeted areas where desks and chairs are utilized, Landlord shall require Tenant, at Tenant's own cost, to place mats under each and every chair in order to protect said carpeting from unnecessary wear and tear.

        21. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

        22. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

        23. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        24. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

        25. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

        26. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

        27. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

        28. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the non-observance of the Rules and Regulations by another tenant or other person.


                                   Exhibit D-3

Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

        29. No sign, placard, picture, name, advertisement or notice visible from the exterior or the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.


                                   Exhibit D-4